UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)



Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement              [ ] CONFIDENTIAL, FOR USE OF THE
[ ] Definitive Proxy Statement                   COMMISSION ONLY (AS PERMITTED
[ ] Definitive Additional Materials              BY RULE 14A-6(E)(2))
[ ] Soliciting Material Under Rule 14a-12


                                  CENVEO, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                                         -----------------------

     (5) Total fee paid:
                        --------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                ------------------------------------------------

     (2) Form, schedule or registration statement no.:
                                                      --------------------------

     (3) Filing party:
                      ----------------------------------------------------------

     (4) Date filed:
                    ------------------------------------------------------------


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


                PRELIMINARY PROXY STATEMENT, DATED JULY 28, 2005
                             SUBJECT TO COMPLETION

                  INVITATION TO SPECIAL MEETING OF STOCKHOLDERS

CENVEO, INC. LOGO

                                          James R. Malone
                                          Chief Executive Officer

                                        [____] [____], 2005

Dear Fellow Stockholder:

      We cordially invite you to attend a special meeting of stockholders of Cenveo, Inc., which is scheduled to be held on September 14, 2005 at [__], local time, at [___].

      The items to be considered and voted on at the special meeting are described in the notice of the special meeting of stockholders and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then vote the enclosed GOLD proxy card.

      YOUR PARTICIPATION AT THIS MEETING IS EXTREMELY IMPORTANT. As you know, Burton Capital Management, LLC and Goodwood Inc. ("Burton"), are soliciting proxies in support of the removal of all of the current directors of Cenveo and their replacement by Burton's nominees, thus allowing them to take control of the board of directors and your company, Cenveo.


     THE PURPOSE OF THE MEETING IS TO CONSIDER PROPOSALS MADE BY THE BURTON GROUP, AND OPPOSED BY THE BOARD AND MANAGEMENT OF CENVEO, INCLUDING PROPOSALS TO REMOVE ALL OF THE CURRENT MEMBERS OF THE BOARD WITHOUT CAUSE AND REPLACE THE BOARD WITH BURTON'S OWN NOMINEES. IN THE BOARD'S OPINION, BURTON'S PROPOSALS ARE NOT IN THE BEST INTERESTS OF ALL STOCKHOLDERS OF CENVEO, BUT RATHER WERE MADE IN FURTHERANCE OF BURTON'S OWN INTERESTS TO TAKE CONTROL OF YOUR COMPANY - WITHOUT GIVING YOU, THE STOCKHOLDERS OF CENVEO, ANY IMMEDIATE VALUE IN RETURN. Burton has not offered to buy your shares or to pay you a control premium. In addition, we believe that Burton does not have any realistic or credible business plan, other than a list of generic initiatives and an intention (expressed by Mr. Burton to two Cenveo directors at a meeting) to replace Cenveo's current board of directors and management with their associates, including three of Mr. Burton's children.


      Cenveo's board of directors recently hired me as President and Chief Executive Officer of Cenveo. I believe that I have a proven track record of helping companies grow and prosper. I am deeply committed to working closely with the board of directors as we continue an aggressive and thorough evaluation of the company's strategic alternatives (including a possible sale or merger of the company) with the goal of maximizing value for the benefit of ALL stockholders.

      We will be continuing to communicate with you in the coming weeks regarding the issues addressed in this proxy statement. In addition, we look forward to sharing with you developing plans for the strategic repositioning of Cenveo - plans that will be evaluated in light of what is in the best interest of ALL our stockholders.


      THE FUTURE OF CENVEO IS IN YOUR HANDS AND YOUR VOTE IS VERY IMPORTANT. I URGE YOU TO VOTE AGAINST PROPOSALS 1 THROUGH 5 AND TO VOTE FOR YOUR CURRENT CENVEO DIRECTORS IN PROPOSAL 6 BY SIGNING, DATING AND RETURNING THE
ENCLOSED GOLD PROXY CARD TODAY. PLEASE DISREGARD BURTON'S WHITE PROXY CARD. I can assure you that Cenveo's board of directors and management will continue to act in the best interests of ALL Cenveo stockholders.


      It is important that your shares be represented at the special meeting even if you cannot attend the meeting and vote your shares in person. Please complete, sign and date the GOLD proxy card and return it in the enclosed, postage-prepaid envelope at your earliest convenience to ensure that your shares will be duly represented and voted at the special meeting.

      If you have any questions or need assistance in voting of your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at
(888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

      We appreciate your continued support.


                                   Sincerely,


                                   James R. Malone
                                   Chief Executive Officer

CENVEO, INC. LOGO


                                          CENVEO, INC.
                                          8310 South Valley Highway, #400
                                          Englewood, Colorado 80112

                                          [______] [__], 2005


                   Notice of Special Meeting of Stockholders
                          to Be Held September 14, 2005

      Notice is hereby given that a special meeting of the stockholders of Cenveo, Inc. is scheduled to be held on Wednesday, September 14, 2005, at [____], local time, at [____], to consider the following proposals:


  Proposal  1 - To amend Section 3.1 of Cenveo's bylaws to permit the holders of a majority of shares entitled to vote at an election of directors to fix the number of directors constituting the entire board of directors. The text of the amendment to the bylaws is set forth in Annex A. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

  Proposal  2 - To repeal by amendment to Section 3.2 of Cenveo's bylaws the provision in Cenveo's bylaws that requires vacancies on the board of directors to be filled by the directors. The text of the amendment to the bylaws is set forth in Annex A. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

  Proposal  3 - To remove all persons currently serving as directors of
                Cenveo and remove any other persons elected to Cenveo's board of directors prior to the special meeting. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

  Proposal  4 - In the event Proposal 1 is passed, to set the size of
                Cenveo's board of directors at seven seats. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

  Proposal  5 - To repeal each provision of or amendment to Cenveo's bylaws
                (other than the amendments added or effected pursuant to Proposals 1 and 2) adopted after the version of the bylaws included as Exhibit 3.2 to Cenveo's current report on Form 8-K, as filed with the SEC on April 18, 2005. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

  Proposal  6 - In the event Proposal 3 is passed, to elect a slate of seven nominees to Cenveo's board of directors. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE CURRENT DIRECTORS OF CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6. We urge you not to vote for any individuals who may be nominated by Burton Capital Management LLC. ("Burton"), controlled by Robert
                G. Burton, Sr., or Goodwood Inc. ("Goodwood"), and not to execute any proxy card other than a GOLD card.


      The board of directors has fixed the close of business on July 18, 2005 as the record date for determination of those stockholders who will be entitled to notice of and to vote at the meeting and any adjournment of the meeting.


      THIS SPECIAL MEETING IS EXTREMELY IMPORTANT FOR ALL CENVEO STOCKHOLDERS IN LIGHT OF BURTON'S ATTEMPT TO TAKE CONTROL OF CENVEO'S BOARD. YOUR VOTE IS CRITICAL. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AND REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN, WE URGE YOU TO VOTE AGAINST PROPOSALS 1 THROUGH 5 AND TO VOTE FOR THE CURRENT DIRECTORS OF CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6, BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED. PLEASE DISREGARD BURTON'S WHITE PROXY CARD.


      WE URGE YOU NOT TO SIGN OR RETURN ANY WHITE PROXY CARD THAT MAY BE SENT TO YOU BY BURTON OR GOODWOOD, EVEN AS A PROTEST VOTE AGAINST THEM. IF YOU PREVIOUSLY VOTED ON BURTON'S WHITE PROXY CARD, YOU HAVE EVERY LEGAL RIGHT TO CHANGE YOUR VOTE. YOU CAN DO SO SIMPLY BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

      If you have any questions or need assistance in voting your shares, please contact our proxy solicitors, Innisfree M&A Incorporated, toll free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.


                               By order of the board of directors



                               Mark L. Zoeller
                               Vice President - General Counsel and Chief
                               Legal Officer

                                TABLE OF CONTENTS



The Special Meeting............................................................1

Questions & Answers - Voting...................................................2

Proposals To Be Voted On.......................................................8

Board Of Directors............................................................10

Corporate Governance..........................................................13
  Board Procedures and Committees.............................................13
  Board Meetings and Attendance...............................................15
  Board Compensation..........................................................16
  Directors Emeritus..........................................................16
  Compensation and Human Resources Committee Interlocks and
    Insider Participation.....................................................17

Ownership Of Voting Securities................................................17

Change Of Control Provisions..................................................19

Executive Officers And Key Employees..........................................20

Compensation Of Executive Officers............................................22
  Long-Term Equity Incentive Plan.............................................26
  Other Terms.................................................................28
  Options/SAR Grants in Last Fiscal Year......................................29
  Aggregated Option/SAR Exercises in Last Fiscal Year and
    Fiscal Year-End Option/SAR Values.........................................30
  Long-Term Incentive Plan Awards.............................................31
  Executive Perquisite and Benefits Expense Reimbursement Plan................31
  Cash Bonus Annual Incentive Plan............................................31
  Equity Compensation Plan Information........................................31
  Other Benefit Plans.........................................................32

Report On Executive Compensation..............................................33
  Compensation Philosophy.....................................................33
  Components of Compensation..................................................34
  Retired Chief Executive Officer Compensation................................36
  Chief Executive Officer Compensation........................................36
  Conclusion..................................................................37

Five-Year Performance Comparison..............................................37

Independent Public Auditors...................................................38

Other Information.............................................................39

  Section 16(a) Beneficial Ownership Reporting Compliance.....................39
  Annual Report/ Financial Materials..........................................39
  Contact the Board...........................................................40


Appendix I Information Concerning Persons Who May Be Deemed Participants In
           The Company's Solicitation Of Proxies

ANNEX A    Proposed Amendments To Bylaws

                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 14, 2005

                                  CENVEO, INC.
                         8310 South Valley Highway, #400
                            Englewood, Colorado 80112


                               THE SPECIAL MEETING

DATE, TIME & PLACE OF THE SPECIAL MEETING

      We are sending you this proxy statement as part of a solicitation of proxies by Cenveo's board of directors for use at the special meeting of Cenveo's stockholders, and at any adjournment, postponement, continuation or rescheduling of the meeting. We anticipate that the notice of special meeting, this proxy statement and the accompanying GOLD proxy card will first be mailed to the holders of our common stock, par value $.01 per share, on or about [____] [____], 2005.

      The special meeting is scheduled to be held at [_____], local time, on September 14, 2005 at [___________].

PURPOSE OF THE SPECIAL MEETING - THE PROXY CONTEST

      On June 10, 2005, Burton Capital Management LLC ("Burton") and Goodwood Inc. ("Goodwood"), who are collectively the beneficial owners of 10.24% of all outstanding voting securities of Cenveo as of the same date, filed a preliminary proxy statement seeking to replace your board of directors. Burton and its allies are attempting to take effective control of Cenveo by (I) REMOVING ALL OF CENVEO'S CURRENT DIRECTORS, EVEN THOUGH THEY WERE JUST RE-ELECTED BY THE SHAREHOLDERS IN APRIL (OTHER THAN MR. MALONE, WHO WAS APPOINTED IN JUNE), (II) APPOINTING ROBERT BURTON, SR. AS CHIEF EXECUTIVE OFFICER OF CENVEO, (III) APPOINTING MR. BURTON AS CHAIRMAN OF CENVEO'S BOARD OF DIRECTORS, (IV) NOMINATING A SLATE OF BURTON'S NOMINEES AS DIRECTORS (IN ADDITION TO MR. BURTON'S APPOINTMENT AS CHAIRMAN), AND (V) REPLACING CENVEO'S MANAGEMENT TEAM WITH BURTON'S DESIGNEES, INCLUDING APPOINTING THREE OF MR. BURTON'S CHILDREN TO BE MEMBERS OF CENVEO'S SENIOR MANAGEMENT TEAM.


     ALTHOUGH THE BURTON GROUP IS ATTEMPTING TO TAKE CONTROL OF YOUR COMPANY, THEY ARE NOT GIVING STOCKHOLDERS ANY IMMEDIATE VALUE IN RETURN. They are not offering to buy Cenveo shares or to pay a control premium. IN ADDITION, WE BELIEVE THEY OFFER LITTLE IN THE WAY OF A DETAILED OR CREDIBLE PLAN OR STRATEGY ON HOW TO IMPROVE YOUR COMPANY IN ORDER TO RETURN VALUE TO YOU IN THE FUTURE, other than a list of generic initiatives and an intention (expressed by

Mr. Burton to two Cenveo directors at a meeting) to replace current management with their own designees. We believe that Burton's actions make clear that this proxy campaign is self-serving and not in the best interests of all Cenveo stockholders. In this regard, you should know that although Mr. Burton expects his director nominees to install him as Chief Executive Officer, Mr. Burton refused to participate in our recently-completed chief executive officer search process, indicating to the board that Mr. Burton was not willing to have his ideas and qualifications compared rigorously against those of other stronger candidates for the job.



      In contrast, your board of directors is already taking substantive action with the goal of maximizing value for all stockholders. We have initiated a thorough and aggressive evaluation of strategic alternatives aimed at boosting stockholder return, including a possible sale or merger of the company, or any other business combination that would produce value for our stockholders; we have adopted a strategy which implements comprehensive cost-cutting and presents opportunities for top-line growth; and we have hired James R. Malone on June 22, 2005 as Cenveo's new Chief Executive Officer. WHILE THERE CAN BE NO GUARANTEE OF SUCCESS, WE ARE COMMITTED TO THE EXPLORATION OF ALL POSSIBLE WAYS TO MAXIMIZE STOCKHOLDER VALUE.


      We will be continuing to communicate with you in the coming weeks regarding the issues addressed in this proxy statement. In addition, we look forward to sharing with you developing plans for the strategic repositioning of Cenveo - plans that will be evaluated in light of what is in the best interest of ALL our stockholders.


      FOR THESE REASONS, YOUR BOARD SEEKS YOUR SUPPORT. AFTER CAREFUL CONSIDERATION, YOUR BOARD RECOMMENDS THAT YOU REJECT BURTON'S PROPOSALS TO REMOVE CENVEO'S INCUMBENT BOARD OF DIRECTORS, AND STRONGLY URGES YOU TO VOTE AGAINST PROPOSALS 1 THROUGH 5 AND FOR THE CURRENT DIRECTORS OF CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6. PLEASE DISREGARD BURTON'S WHITE PROXY CARD. INSTEAD, PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY IN THE ACCOMPANYING ENVELOPE. IF YOU HAVE PREVIOUSLY RETURNED A WHITE PROXY CARD, YOU HAVE THE RIGHT TO CHANGE YOUR VOTE-SIMPLY SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.



                          QUESTIONS & ANSWERS - VOTING


1.    Q:  WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

      A: Only stockholders of record at the close of business on the record date, July 18, 2005, may vote at the meeting. As of the record date, [__________] shares of Cenveo's common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date. Cenveo's Articles of Incorporation do not permit stockholders to cumulate their votes in the election of directors of the corporation.

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


2. Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

      A: Most stockholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:

          STOCKHOLDER OF RECORD. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered to be the stockholder of record of those shares and these proxy materials are being sent directly to you by Cenveo. As the stockholder of record, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a GOLD proxy card for you to use.

          BENEFICIAL OWNER. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or bank which is considered to be the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions as to how to do so. Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares for you.

3.    Q:  WHAT MAY I VOTE ON AT THE MEETING?

      A: You may vote on Proposals 1 through 6 as described below. However, in the event that Proposal 1 is not passed, no vote will be taken on Proposal 4, and in the event that Proposal 3 is not passed, no vote will be taken on Proposal 6.

4.    Q:  HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?


      A: The board of directors recommends that you vote your shares AGAINST Proposals 1 through 5 and FOR the current directors of Cenveo, who are our nominees for purposes of Proposal 6. Please disregard Burton's white proxy card.


5.    Q:  HOW CAN I VOTE MY SHARES?

      A: If you are a stockholder of record, you may either vote in person at the meeting or by signing, dating and returning the enclosed GOLD proxy card. Whether or not you plan to attend the annual meeting in person you should submit your proxy as soon as possible.

          If your Cenveo shares are held in the name of a broker, bank or other nominee, you must instruct them to sign for you. You are therefore urged to contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares. You also should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to our proxy solicitor, Innisfree M&A Incorporated, so that they can attempt to ensure that your instructions are followed.


          EMPLOYEE SAVINGS PLANS. If you are a participant in the Cenveo 401(k) Savings and Retirement Plan, you will receive a separate packet of information about how to provide voting instructions to the plan trustee. The plan trustee will vote the Cenveo shares that are allocable to your account under the plan in accordance with your instructions unless it determines that it is legally obligated to do otherwise. If you do not provide the plan trustee with instructions, then, with respect to each matter to be voted upon, the plan trustee will vote Cenveo shares for which no instructions are received in the proportions in which it votes the shares allocable to other plan participants who provided instructions.


6.    Q:  WHAT IDENTIFICATION SHOULD I BRING TO THE MEETING?

      A: All stockholders who owned shares of our common stock on July 18, 2005, may attend the meeting. In order to gain admission to the meeting, please be sure to bring with you valid government-issued personal identification with a picture (such as a driver's license or passport). If your shares are held in the name of a bank, broker or other nominee, you must also bring evidence of your ownership of Cenveo shares as of the record date, in the form of a letter or statement from your bank, broker, or other nominee or the voting instruction card provided by the broker, in each case, indicating that you owned shares as of the record date.

          If you are a proxy holder for a Cenveo stockholder, then you must bring (i) the validly executed proxy naming you as the proxy holder, signed by a Cenveo stockholder who owned Cenveo shares as of the record date; (ii) valid government-issued personal identification with a picture (such as a driver's license or passport); and (iii) if the stockholder whose proxy you hold was not a record holder of Cenveo shares as of the record date, proof of the stockholder's ownership of Cenveo shares as of the record date, in the form of a letter or statement from a bank, broker, or other nominee or the voting instruction card provided by the broker, in each case, indicating that the stockholder owned those shares as of the record date.

7.    Q:  WHAT VOTING CHOICES DO I HAVE?


      A: You may vote AGAINST, FOR, or ABSTAIN on Proposals 1 through 5. If a vote on Proposal 6 becomes necessary, you may vote FOR all of Cenveo's director nominees or you may "withhold authority" to do so. THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSALS 1 THROUGH 5 AND FOR THE CURRENT DIRECTORS OF CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6. If you sign your GOLD proxy card but do not make any selections, you will give authority to Susan O. Rheney, our Interim Chairman, James R. Malone, our Chief Executive Officer and Mark L. Zoeller, our Vice President - General Counsel and Chief

          Legal Officer, to vote on the proposals. Ms. Rheney, Mr. Malone and Mr. Zoeller intend to use that authority to vote AGAINST PROPOSALS 1 THROUGH 5 AND FOR THE CURRENT DIRECTORS FOR CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6.


8.    Q:  HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

      A: The following table sets forth the vote requirement for approval of a proposal, assuming a quorum is present at the meeting. Under our bylaws, a majority of the shares of Cenveo common stock entitled to vote, present in person or represented by proxy, constitutes a quorum.

           PROPOSAL                VOTES REQUIRED FOR APPROVAL
           --------                ---------------------------

           PROPOSAL 1              The number of votes cast "for" the proposal
                                   exceeds the number of votes cast "against" the proposal.

           PROPOSAL 2              The number of votes cast "for" the proposal
                                   exceeds the number of votes cast "against" the proposal.

           PROPOSAL 3              The number of votes cast "for" the proposal
                                   exceeds the number of votes cast "against" the proposal.

           PROPOSAL 4              The number of votes cast "for" the proposal
                                   exceeds the number of votes cast "against" the proposal.

           PROPOSAL 5              The number of votes cast "for" the proposal
                                   exceeds the number of votes cast "against" the proposal.

           PROPOSAL 6              Plurality of the votes cast (i.e., the
                                   directors receiving the highest numbers of votes cast in favor of their election will be elected as directors).

9.    Q:  HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

      A: Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will have no effect on the outcome of any vote.

10.   Q:  CAN I CHANGE MY VOTE?

      A: You have the power to revoke your proxy, regardless of whether it was solicited by Cenveo or by Burton, at any time before the voting, by returning a duly executed proxy bearing a later date or submitting a written revocation. A written revocation must be received by Cenveo, Inc., 8310 South Valley Highway, #400, Englewood, CO 80112, Attention:
          Corporate Secretary, no later than the beginning of voting at the special meeting. In addition, any stockholder who attends the special meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given, or may give notice of revocation to the inspector of election. Merely attending without voting, however, will not revoke any previously executed proxy.

          YOU ARE URGED NOT TO SIGN ANY WHITE PROXY CARDS SENT TO YOU BY BURTON OR GOODWOOD. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY BURTON, YOU CAN REVOKE IT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD IN THE ENVELOPE PROVIDED.

11.   Q:  WHO WILL COUNT THE VOTES?

      A: Cenveo has retained IVS Associates, Inc. to tabulate the votes and act as Inspector of Election.

12.   Q:  WHAT SHOULD I DO WITH THE WHITE PROXY CARD I MAY RECEIVE FROM BURTON?

      A: The Board recommends that you do nothing with the WHITE proxy card. The Board recommends that you sign, date and return the GOLD proxy card. If you have already returned a WHITE proxy card, you can effectively revoke it by signing, dating and returning the GOLD proxy card.

13.   Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

      A: If your shares are registered differently and are held in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts so that all of your shares are voted.

14.   Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?


      A: The board of directors is not aware of any matters, other than those described above, that have been brought for consideration at the special meeting.


15.   Q:  WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE VOTING?

      A: The results of the voting will be announced promptly following certification by the Inspector of Election. We will also publish the final results in our quarterly report on Form 10-Q for the third quarter of 2005 to be filed with the Securities and Exchange Commission.

16.   Q:  IS MY VOTE CONFIDENTIAL?

      A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cenveo or to third parties except:

          o as necessary to meet applicable legal requirements,

          o to allow for the counting and certification of votes, or

          o to help our board solicit proxies.

17.   Q:  WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING DUE?

      A: All stockholder proposals to be considered for inclusion in our proxy statement for the 2006 annual meeting must be received by our corporate secretary at our principal office by November 10, 2005.

18.   Q:  HOW WILL PROXIES FOR THE MEETING BE SOLICITED?


      A: Proxies may be solicited, without additional compensation, by directors, officers or employees of Cenveo by mail, telephone, telegram, by email, in person or otherwise. Appendix I to this proxy statement sets forth certain information relating to Cenveo's directors, nominees, officers and other employees of Cenveo who will be soliciting proxies on our behalf. In addition, we have retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, to assist in soliciting proxies. We will pay Innisfree a fee expected not to exceed $[______], plus out-of-pocket expenses. Innisfree will employ approximately 50 persons in connection with its solicitation of proxies.


19.   Q:  WHO WILL BEAR THE COST OF SOLICITING PROXIES?

      A: We will bear our costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, we will request banks, brokers and other custodians, nominees and fiduciaries to forward our proxy materials to the beneficial owners of Cenveo common stock and obtain their voting instructions. We will reimburse those firms for their expenses in accordance with the rules of the SEC and the NYSE. Expenses related to the solicitation of stockholders in excess of those normally spent for an annual meeting, and excluding the costs of litigation (if any), are expected to aggregate approximately $[__] million, of which approximately $[__________] has been spent to date.

                            PROPOSALS TO BE VOTED ON


PROPOSAL NO. 1 - AMENDMENT OF BYLAWS TO PERMIT STOCKHOLDERS TO
SET BOARD OF DIRECTORS SIZE

      An amendment to Section 3.1 of Cenveo's bylaws is proposed to permit the holders of a majority of shares entitled to vote at an election of directors to fix the number of directors constituting the entire board of directors. The text of the amendment is set forth in Annex A. THIS PROPOSAL WOULD FACILITATE BURTON'S PLAN TO TAKE CONTROL OF YOUR COMPANY. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE GOLD PROXY CARD.

PROPOSAL NO. 2 - REPEAL OF BYLAWS REQUIRING VACANCIES TO BE
FILLED BY REMAINING DIRECTORS

      A repeal of Section 3.2 of Cenveo's bylaws is proposed to permit Cenveo's stockholders to fill the vacancies they might create in accordance with the Colorado Business Corporation Act. The text of the amendment is set forth in Annex A. THIS PROPOSAL WOULD FACILITATE BURTON'S PLAN TO TAKE CONTROL OF YOUR COMPANY. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE GOLD PROXY CARD.

PROPOSAL NO. 3 - REMOVAL OF CENVEO'S DIRECTORS

      Burton proposes to remove, without cause, all persons currently serving as directors of Cenveo. All of the following directors were re-elected by stockholders at our annual meeting held April 27, 2005, other than Mr. Malone, who was first appointed in June:

      NAME                    CURRENT POSITION
      ----                    ----------------

      Thomas E. Costello      Director
      Paul F. Kocourek        Director
      James R. Malone         Director, President, Chief Executive Officer
      Martin J. Maloney       Director
      David M. Olivier        Director
      Jerome W. Pickholz      Director
      Alister R. Reynolds     Director
      Susan O. Rheney         Director, Chairman of the Board
      Wellington E. Webb      Director



      For information about these individuals, please see the section entitled "Board of Directors" included in this proxy statement beginning on page 10. For the reasons we describe in this proxy statement, we believe that the removal of the current board of directors would not be in the best interests of all Cenveo stockholders, and would jeopardize the value of stockholders' investment in Cenveo. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE GOLD PROXY CARD.

PROPOSAL NO. 4 - SET BOARD OF DIRECTORS SIZE TO SEVEN DIRECTORS

      In the event that Proposal 1 passes, this proposal is intended to ensure that if elected as directors, Burton's nominees will constitute the entire board of directors. THIS PROPOSAL WOULD FACILITATE BURTON'S PLAN TO TAKE CONTROL OF YOUR COMPANY. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE GOLD PROXY CARD.

PROPOSAL NO. 5 - REPEAL OF BYLAW AMENDMENTS PASSED FOLLOWING
APRIL 17, 2005

      Burton is seeking to repeal each future amendment to Cenveo's bylaws (other than amendments pursuant to Proposal 1, if approved) through the time of the special meeting. We believe that a categorical repeal of all future amendments to Cenveo's bylaws through the time of the special meeting could interfere with effective governance and policy making by the board of directors, and would not be in the best interests of all Cenveo stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL ON THE GOLD PROXY CARD.

PROPOSAL NO. 6 - ELECTION OF DIRECTORS


      In an attempt to take control of the board and the Company, Burton is seeking to elect his own slate of seven nominees to replace the incumbent board of directors, if Proposal 3 is approved by Cenveo's stockholders and the incumbent board of directors is removed. In the event that Proposal 3 is not passed, no directors will be elected at the meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF BURTON'S NOMINEES WOULD NOT BE IN THE BEST INTEREST OF ALL CENVEO'S STOCKHOLDERS AND ENCOURAGES YOU TO VOTE FOR THE CURRENT DIRECTORS OF CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6. DISREGARD BURTON'S WHITE PROXY CARD.

      In the event a vote on this proposal becomes necessary, Cenveo's nominees for the director positions are listed below. In accordance with Colorado law, if Proposals 1 and 4 are passed, the seven nominees receiving the most votes will be elected. All of the following directors were re-elected by stockholders at the annual meeting held on April 27, 2005, other than Mr. Malone who was appointed in June:

      -------------------------------------------------------------
      NAME                         CURRENT POSITION
      -------------------------------------------------------------
      Thomas E. Costello           Director
      -------------------------------------------------------------
      Paul F. Kocourek             Director
      -------------------------------------------------------------
      James R. Malone              Director, President, Chief
                                   Executive Officer
      -------------------------------------------------------------
      Martin J. Maloney            Director
      -------------------------------------------------------------
      David M. Olivier             Director
      -------------------------------------------------------------
      Jerome W. Pickholz           Director
      -------------------------------------------------------------
      Alister R. Reynolds          Director
      -------------------------------------------------------------
      Susan O. Rheney              Director, Chairman of the Board
      -------------------------------------------------------------
      Wellington E. Webb           Director
      -------------------------------------------------------------

      For information about these individuals, please see the section entitled "Board of Directors" included in this proxy statement on page 10.

                               BOARD OF DIRECTORS


      Set forth below are the names and ages of your directors, the year in which each was first elected a director, the business experience of each for at least the past five years and certain other information concerning each of the directors. There are no family relationships among the directors, director nominees and executive officers of Cenveo. All of the following individuals satisfy the independence requirements of the New York Stock Exchange listing standards and the "standards of independence" required by our corporate governance guidelines, except for Mr. Malone, who is not considered independent because of his position as President and Chief Executive Officer. In the event a vote on Proposal 6 becomes necessary, each of these individuals is a nominee for the election of directors:


                                                                  DIRECTOR
NAME                                                     AGE       SINCE

THOMAS E. COSTELLO (3)(4)                                65        2003
    From 1992 through retirement in 2002, Mr. Costello served as Chief Executive Officer of xpedx, a multi-billion dollar distributor of printing and packaging products, and Senior Vice President of International Paper Co. xpedx is a wholly owned division of International Paper. He is also a director of Cadmus Communications Corporation, a customized content management, publisher's fulfillment, including printing services, and custom packaging fulfillment company, Intertape
    Polymer Group, a manufacturer of tape for plastic packaging, and Eagle Hospitality Properties, Inc., a real estate investment trust. He received an MBA from Indiana University.


PAUL F. KOCOUREK (1)(2)                                  54        2004
   Mr. Kocourek has been a Senior Partner with Booz/Allen/Hamilton, a global strategy and technology consulting firm since 1993. Mr. Kocourek is the managing partner of Booz Allen's West Coast practice, based in San Francisco and specializes in corporate transformation. Mr. Kocourek has extensive experience in the printing business and in working with industry consolidators. From 1993 through 1995, Mr. Kocourek served on the board of directors of Booz/Allen/Hamilton. He received an MBA in finance and accounting from the Wharton School of Business.




JAMES R. MALONE                                          62        2005
   Mr. Malone has served as our President and Chief
   Executive Officer since June 2005. Mr. Malone has over 25 years of experience in international joint ventures, strategic alliances and strategy positioning. Mr. Malone's successful career most recently includes the role of Chief Executive
   Officer of Qorval, LLC, a financial and business restructuring firm, which he founded in 2003. From
   2004 through June 2005, Mr. Malone served as Vice
   Chairman, President and Chief Executive Officer of
   Brown Jordan International, Inc., a manufacturer of retail and contract furnishings. He

                                                                  DIRECTOR
NAME                                                     AGE       SINCE


   was Chairman of the Board from 1996 to 2004 and Chief Executive Officer from 1997 to 2004 of HMI
   Industries, Inc., a producer of cleaners for residential and commercial use and other industrial manufactured products. From 2000 to 2003 Mr. Malone was a Managing Director of Bridge Associates LLC, which engaged in activities similar to those of Qorval. Mr. Malone also serves on the boards of Ametek, Inc. and Brown Jordan International, Inc.
   Prior to that, Mr. Malone held a variety of leadership roles from President and Chief Operating
   Officer of Purolator Products, Inc. from 1979 to
   1990, Chairman and Chief Executive Officer of
   Aerospace Company from 1990 to 1993, and President and Chief Executive Officer of Anchor Glass
   Container Corporation from 1993 to 1996.

MARTIN J. MALONEY (1)(2)                                 60        2003
   Mr. Maloney, a 35-year printing industry expert, is presently the chief executive of The Print Council, a fast-track organization which represents the industry as a whole. Since 1984 Mr. Maloney has also served as Chairman and co-founder of Broadford and Maloney, Inc., which has performed marketing consulting and public relations services to major graphic arts companies for the past 21 years.
   Previously he was the chief marketing officer for two large N.Y.S.E. graphic arts corporations for 14 years. Mr. Maloney serves on the board of New York
   University Center for Graphics Management, is a director of the Association of Graphic communications, and is on the Board of Governors of Legatus. He has also served as an internal auditor and produced annual reports for companies for over 20 years.


DAVID M. OLIVIER (3)(4)                                  61        2003
    Mr. Olivier was with Wyeth Corporation, a pharmaceutical company, and its affiliated entities for over 35 years when he retired in 2002. He was a member of the Executive and Finance Committees and a Corporate Senior Vice
    President at the time of his retirement. He is a director and advisor to Taratec Corp., a pharmaceutical compliance company, and Chairman of Alterna, LLC, a private equity investment company. He received an MBA from the University of California at Berkeley.

JEROME W. PICKHOLZ (1)(2)                                72        1994
    Mr. Pickholz is Chairman Emeritus of Ogilvy &
    Mather Direct Worldwide, a direct advertising agency, where he served as Chief Executive
    Officer from 1978 until 1994, and as Chairman in 1994 and 1995. Mr. Pickholz served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company, from 1996 until 2001 and he has been a direct marketing consultant since

NAME                                                     AGE       SINCE

   2001. He also serves as a director of Gift
   Certificates.com, Inc., a provider of gift certificate products and services. Mr. Pickholz is a certified public accountant.

ALISTER W. REYNOLDS (3)(4)                               47        2002
    In 2004 Mr. Reynolds concluded a 22-year career with Quest Diagnostics, Inc., a provider of diagnostic laboratory testing services, and its former parent company, Corning Incorporated. Mr.
    Reynolds served in various positions including
    Senior Vice President of Operations and, most recently, Senior Advisor to the Office of the Chairman. Mr. Reynolds received an MBA in finance from Cornell University. He is also a director of three privately held companies: SomaLogic
    Incorporated, Healthcare Waste Solutions, and
    Viecore Incorporated.

SUSAN O. RHENEY (1)(2)                                   45        2003
    Ms. Rheney was appointed Chairman of the board of directors in January 2005. Ms. Rheney previously served as a director of Cenveo from 1993 to 1997. She was a principal in The Sterling Group,
    L.P., a private investment company, from 1992 to 2002. Ms. Rheney is a director of Genesis Energy
    LP, an oil pipeline company, and Texas
    Petrochemical Holdings, Inc., a chemical manufacturer. Texas Petrochemical filed a voluntary petition for reorganization under
    Chapter 11 of the United States Bankruptcy Code in July 2003. In connection with this filing, the holder of discount notes issued by Texas
    Petrochemical filed a lawsuit against the directors and officers of Texas Petrochemical in December 2003, which suit has been administratively terminated by the bankruptcy court. Ms. Rheney received an MBA from Harvard
    University. She is a certified public accountant and was a public accounting auditor for the accounting firm of Deloitte & Touche.

WELLINGTON E. WEBB (3)(4)                                64        2004
    Former Mayor Webb was elected Mayor of Denver in
    1991 and reelected in 1995 and 1999. In 2003 he established a consulting service, Webb Group
    International LLC, which assists cites with local economic projects and economic opportunities in Asia and Africa. He is also a director of Maximus Corporation, which provides services to governmental agencies, the National Homebuyers
    Association and The Labor's Community Agency and is the Vice Chair of the Democratic National
    Committee.

------------------------

(1) Member Governance and Nominating Committee.

(2) Member Audit Committee.

(3) Member Compensation and Human Resources Committee.

(4) Member Employee Health and Safety Committee.


                              CORPORATE GOVERNANCE

      Our board and management are committed to diligently exercising their oversight responsibilities throughout Cenveo and managing our affairs consistent with the highest principles of business ethics. We have adopted a code of business conduct and ethics that applies to all employees, including our senior officers. We continue to review our corporate governance policies and practices along with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Since our 2004 annual stockholders meeting the board has:

     o    updated various committee charters;
     o affirmatively determined that all of our current directors, except for James R. Malone, qualify as independent directors as defined by the rules of the New York Stock Exchange and our corporate governance guidelines; and
     o affirmatively determined that three of our directors qualify as audit committee financial experts under the rules of the Securities and Exchange Commission.

      You can view the following information on our website at WWW.CENVEO.COM under "Investor Relations - Governance," or receive copies by writing to our corporate secretary at Cenveo, Inc., 8310 South Valley Highway, #400, Englewood, Colorado 80112, phone 303-790-8023:

     o the current committee charters for our Governance and Nominating Committee, Audit Committee, and Compensation and Human Resources Committee;
     o    our corporate governance guidelines; and
     o    our code of business conduct and ethics.

BOARD PROCEDURES AND COMMITTEES

      Our full board of directors considers all major decisions. However, we have established a Governance and Nominating Committee, an Audit Committee, a Compensation and Human Resources Committee, and an Employee Health and Safety Committee so that some matters can be addressed in more depth than may be possible in a full board meeting. These four committees each operate under a written charter and are described below.

      GOVERNANCE AND NOMINATING COMMITTEE. The current members of the Governance and Nominating Committee are Mr. Maloney (Chairman), Mr. Kocourek, Mr. Pickholz and Ms. Rheney. This committee:

     o    identifies candidates for open director positions;

     o selects, or recommends that our board select, the director nominees for each annual stockholders meeting, oversees the evaluation of our board's effectiveness;
     o and develops and recommends to our board our corporate governance principles.


      The committee currently has no policy in place regarding the consideration of director candidates recommended by stockholders. We believe that our independent committee can successfully identify appropriate candidates for the board.



      Pursuant to the company's bylaws stockholders of record are also entitled to nominate director candidates for election at Cenveo's 2006 annual meeting of stockholders by giving timely notice in writing to the company's Secretary. This notice shall set forth all information relating to the person the stockholder proposes to nominate that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934. As to the stockholder giving notice, the name and address of such stockholder, as they appear on the company's books, and the number of shares of stock of the corporation which are beneficially owned by the stockholder must also be included in the notice. To be timely, notice must be received by Cenveo by November 10, 2005.


      The committee met four times in 2004.

      AUDIT COMMITTEE. The current members of our Audit Committee are Mr. Pickholz (Chairman), Mr. Kocourek, Mr. Maloney and Ms. Rheney. The board has determined that each member of the committee is financially literate under the New York Stock Exchange's listing standards and is independent under special standards established by the Securities and Exchange Commission for Audit Committee members. The board has also determined that Mr. Kocourek, Mr. Pickholz and Ms. Rheney are each an Audit Committee financial expert under the rules of the Securities and Exchange Commission. A description of each committee member's qualifications and business experience is found beginning on page 10. Our Audit
Committee:

     o monitors the integrity of our financial statements, including our financial reporting process;
     o monitors our systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements;
     o    monitors the independence and performance of our independent auditor;
     o monitors the performance of our internal audit function and our financial executives;
     o reviews our annual and quarterly financial statements and earnings press releases; and
     o annually retains our independent auditor and approves the terms and scope of the work to be performed.

      The committee met six times in 2004.

      COMPENSATION AND HUMAN RESOURCES COMMITTEE. The current members of our Compensation and Human Resources Committee are Mr. Reynolds
(Chairman), Mr. Costello, Mr. Olivier and Mr. Webb.  This committee:

     o    reviews and administers our executive compensation programs;

     o    reviews matters relating to management advancement and succession;
     o reviews and recommends to our board the compensation for our officers and directors, including incentive compensation plans and equity-based plans; and
     o reviews and approves corporate goals for our chief executive officer's compensation and evaluates his performance of those goals.

      The committee met ten times in 2004.

      EMPLOYEE HEALTH AND SAFETY COMMITTEE. The current members of our Employee Health and Safety Committee are Mr. Costello (Chairman), Mr. Olivier, Mr. Reynolds and Mr. Webb. This committee reviews with management:

     o    our employee health and safety policies and plans;
     o    our safety results, including employee incident rates;
     o    our compliance with health and safety laws; and
     o    our programs and procedures for promoting employee safety.

      This committee met six times in 2004.

      SPECIAL AD-HOC COMMITTEES. In 2004 we formed two special ad-hoc board committees composed of independent directors. The Chief Executive Officer transition committee determined the structure of Paul V. Reilly's resignation and severance from the positions of Chief Executive Officer, President and Chairman of Cenveo, and Paul V. Reilly's duties until he formally left Cenveo on April 30, 2005. Members of this committee included Mr. Maloney (Chairman), Mr. Costello, Mr. Olivier and Mr. Pickholz.

      We also formed a search committee to conduct an executive search for a new President and Chief Executive Officer. The committee also hired an independent executive search firm to provide information regarding potential candidates. Members of this committee have been Ms. Rheney, Mr. Costello, Mr. Maloney and Mr. Reynolds. Although our corporate governance guidelines provide that the Governance and Nominating Committee shall conduct a search for a successor in the event that Cenveo's Chief Executive Officer is no longer able to serve due to resignation, the independent directors determined that this role would be better served in this instance by a special ad-hoc committee composed of two members of the Governance and Nominating Committee and two members of the Compensation and Human Resources Committee and delegated these duties to the search committee. Our board of directors unanimously approved the selection of James R. Malone as our new President and Chief Executive Officer.

BOARD MEETINGS AND ATTENDANCE

      Our board met ten times during 2004. Each director attended at least 75% of our board meetings and the meetings of the board committees on which they served. We strongly encourage each director to attend our annual stockholders' meeting, although this is not stated in a formal policy. In 2004, all of our directors then serving as directors attended the annual stockholders' meeting.

      Our corporate governance guidelines provide that each regular board meeting be scheduled for at least eight hours, including at least one hour for executive sessions of our independent directors. All non-management directors meet in executive sessions at each regular board meeting. In 2004, these executive sessions were chaired by the non- management director then serving as lead director. The lead director role is currently filled by Ms. Rheney who is serving as non-executive Chairman of the board and the board intends that an independent director will serve as non-executive chairman indefinitely.

BOARD COMPENSATION

      During 2004 each non-employee director received:

     o    an annual retainer of $20,000 paid quarterly;
     o    $1,500 for each board meeting attended in person;
     o    $1,000 for each board meeting attended by telephone;
     o    $1,000 for each board committee meeting attended in person;
     o    $750 for each board committee meeting attended by telephone; and
     o non-qualified options for 5,000 shares of common stock under our long-term equity incentive plan described on page 26. These options may be exercised six months following the grant date.

      Non-employee directors who were re-elected at our 2004 annual meeting also received 2,487 shares of restricted stock valued at approximately $10,000 on May 1, 2004. These shares vested immediately, but were restricted from sale for six months after issuance.

      In addition, the Chairman of the Audit Committee received $7,500, the Chairman of the Compensation and Human Resources Committee received $5,000 and the chairmen of the other board committees received $3,500. Mr. Maloney was paid an additional stipend of $5,000 for his role as lead director during the fourth quarter of 2004. Directors who are employees of Cenveo do not receive compensation for their service on the board.

      Board members are reimbursed for expenses incurred in connection with their attendance at board meetings and in complying with our corporate governance policies. Cenveo also provides directors' and officers' liability insurance and indemnity agreements for its directors.

DIRECTORS EMERITUS

      In February, 2005, the board amended Cenveo's bylaws to provide for Director Emeritus positions for former directors who, at the board's discretion, may be asked to serve as consultants to the board. Directors Emeritus are intended to be non-voting participants at board meetings and are to be compensated as recommended by the Chairman of the board and approved by the Compensation and Human Resources Committee. In light of Paul V. Reilly's lengthy tenure of service as an officer, director and Chairman of the board of Cenveo and his extensive knowledge of Cenveo's business, customers and strategy, the board appointed him a Director Emeritus at the last annual meeting.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

      No member of the Compensation and Human Resources Committee is an officer, or former officer, or employee of Cenveo. No executive officer of Cenveo had any interlocking relationship with any other for-profit entity during 2004.


                         OWNERSHIP OF VOTING SECURITIES

      The following table sets forth information, as of July 1, 2005 (unless otherwise noted), with respect to the beneficial ownership of our common stock by:


     o    beneficial owners of more than five percent of Cenveo common stock;
     o    each Cenveo director and nominee for director;
     o each of the executive officers named in the Summary Compensation Table set forth under "Compensation of Executive Officers"; and
     o all directors, nominees and named executive officers of Cenveo as a group.


      This information is based upon Cenveo's records, as well as publicly available information filed with the SEC. This beneficial ownership is reported in accordance with the rules of the SEC, under which a person may be deemed to be the beneficial owner of shares if that person has or shares the power to vote or dispose of those shares or has the right to acquire beneficial ownership of those shares within 60 days (for example, through the exercise of an option). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of these rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated.

                                      NUMBER OF       OPTIONS         PERCENTAGE
                                       SHARES       EXERCISABLE       OF SHARES
                                    BENEFICIALLY     WITHIN 60      BENEFICIALLY
NAME AND ADDRESS                      OWNED (1)         DAYS          OWNED(2)
--------------------------------------------------------------------------------
5% STOCKHOLDERS
Burton Capital Management, LLC
  100 Northfield Street
  Greenwich, CT 06830.............  5,427,934                          10.71%
Cenveo 401(k) Savings and
  Retirement Plan
  c/o Cenveo, Inc.
  8310 S. Valley Hwy., #400
  Englewood, Colorado 80112.......  3,548,771(3)                        7.00%
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109.....  3,314,130(4)                        6.54%
Oz Management, LLC                  3,121,300                           6.16%

                                      NUMBER OF       OPTIONS        PERCENTAGE
                                       SHARES       EXERCISABLE      OF SHARES
                                    BENEFICIALLY     WITHIN 60      BENEFICIALLY
NAME AND ADDRESS                      OWNED (1)         DAYS          OWNED(2)
--------------------------------------------------------------------------------
  9 West 57th Street, 39th Floor,
   New York, NY  10019............
Elm Ridge Management, LLC
  747 Third Avenue, 33rd Floor
  New York, NY 10017                2,801,600                           5.53%

DIRECTORS
Thomas E. Costello................     27,244         20,000              *
Paul F. Kocourek..................     16,333           0                 *
James R. Malone...................    300,000         25,000              *
Martin J. Maloney.................     27,244         20,000              *
David M. Olivier..................     27,244         20,000              *
Jerome W. Pickholz................     94,798         47,400              *
Alister W. Reynolds...............    114,141         15,000              *
Susan O. Rheney...................     78,420(5)      20,000              *
Wellington E. Webb................      1,333           0                 *


EXECUTIVE OFFICERS
Allen C. Conway...................    18,566          18,566              *
Gordon A. Griffiths...............   218,497(6)       71,497              *
Michel Salbaing...................   224,433         127,247              *

All    directors    and   executive
officers as a group
(12 persons)...................... 1,148,253         384,710            2.27%


-------------
*     Less than 1%.

(1) Includes shares that may be acquired within 60 days through the exercise of stock options. The number of these exercisable shares is listed in the adjacent column.

(2)   Based on 50,688,849 shares outstanding on July 1, 2005.

(3) Shares held are voted by trustee Putnam Fiduciary Trust Company at the direction of participants. Certain of these shares are held by executive officers of Cenveo.

(4) Fidelity Management & Research Company is a registered investment adviser and a wholly owned subsidiary of FMR Corp. This amount reflects the shares held by its clients based solely on such holder's Schedule 13D filed with the Securities and Exchange Commission on February 14, 2005.

(5) Includes 54,600 shares held by the Rheney Living Trust of which Ms. Rheney is a trustee.

(6)   Includes 45,000 shares held by his spouse.

EXECUTIVE STOCK OWNERSHIP REQUIREMENT.

      Effective February 5, 2004, we established the following stock ownership requirements for our executive officers in order to more closely align their interests with our stockholders:

     POSITION                            MULTIPLE OF SALARY  TIME TO ATTAIN
     --------------------------------    ----------------------------------
     Chief Executive Officer.........          5 X              5 years
     Senior Vice Presidents..........          3 X              5 years
     Segment Presidents..............          3 X              5 years
     Other eligible executives.......          1 X              5 years

      The number of shares of our stock that must be held by an executive is determined by multiplying his annual base salary on February 5, 2004, or, for newly hired or promoted executives, his base salary when he is hired or promoted, by the applicable multiple listed in the chart and dividing the result by the average closing price of our stock during the immediately preceding 12 months. These executives have until February 5, 2009, or five years from the date of their hiring or promotion, to acquire the appropriate number of our shares. The number of shares to be held will be adjusted annually to reflect any subsequent increase in salary. In addition to direct ownership of shares, these ownership requirements may be met by vested or unvested grants of restricted stock, shares received as payment from stock appreciation rights or performance restricted unit grants.


                          CHANGE OF CONTROL PROVISIONS

      IF BURTON'S DIRECTOR NOMINEES ARE ELECTED, THE FOLLOWING CHANGE OF CONTROL OBLIGATIONS WILL BE TRIGGERED:

      SENIOR SECURED CREDIT FACILITY. Under the terms of Cenveo's credit agreement dated as of March 25, 2004, a change of control is deemed to constitute an event of default, upon which the lenders may terminate the revolving credit commitments and/or declare all loans under the credit commitments to be due and payable. As of July 1, 2005, there was $93,265,993 outstanding under this credit agreement.

      SENIOR NOTES. As of July 1, 2005, Cenveo had outstanding 9 5/8% senior notes due 2012 in the aggregate principal amount of $350 million. The indenture to which these notes are subject, provides that, upon a change of control, each holder of these notes will have the right to require Cenveo to repurchase all or any part of such holder's notes at an offer price in cash equal to 101% of the principal amount of these Notes, plus accrued and unpaid interest.

      SENIOR SUBORDINATED NOTES. As of July 1, 2005, Cenveo had outstanding
7 7/8% subordinated notes due 2013 in the aggregate principal amount of $320 million. The indenture to which these notes are subject provides that, upon a change of control, each holder of these notes will have the right to require Cenveo to repurchase all or any part of such holder's notes at an offer price in cash equal to 101% of the principal amount of such notes, plus accrued and unpaid interest.

      SEVERANCE AGREEMENTS. The election of Burton's nominees to the board will be a "change of control" under various severance agreements entered into between the company and certain executives on the latter of 2001 or the date of such executives hire, including those described in the section entitled "Executive Agreements" included in this proxy statement.

      These agreements and indentures define a "change of control" as occurring if a majority of the company's board of directors are not persons who were directors at the time such debt was issued or such agreement was entered into, or whose nomination or election as directors was not approved by a majority (or in the case of the severance agreements, a two-thirds majority) of such directors, or by a like majority of directors whose election or nomination to the board was approved in such fashion. In the event Proposal 3 is approved by stockholders at the special meeting, Burton's nominees will have been elected without the approval of the current board and a change of control will have occurred.

      IF BURTON'S DIRECTOR NOMINEES ARE ELECTED, THE FOLLOWING EQUITY BASED COMPENSATION WILL VEST UNDER THE COMPANY'S LONG-TERM EQUITY INCENTIVE PLAN:

      OPTIONS AND RESTRICTED STOCK. Upon election of Burton's nominees to the board, all outstanding unvested stock options and restricted stock shall vest, become immediately exercisable or payable and have all restrictions lifted. As of July 1, 2005, there was an aggregate of 2,093,224 unvested stock options and an aggregate of 679,239 previously unvested restricted shares.

      The company's long-term equity incentive plan defines a "change of control" as occurring if a majority of the company's board of directors are not persons who were directors at the time of the plan's adoption, or whose nomination or election as directors was not approved by a at least two-thirds of such directors. The plan also provides that no individual shall be considered a member of the incumbent board if such individual initially assumed office as a result of actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board. In the event Proposal 3 is approved by stockholders at the special meeting, Burton's nominees will have been elected without the approval of the current board and a change of control will have occurred.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

NAME


JAMES R. MALONE, Age 62
    Mr. Malone has served as our President and Chief Executive Officer since June 2005. Mr. Malone has over 25 years of experience in international joint ventures, strategic alliances and strategy positioning. Mr. Malone's successful career most recently includes the role of Chief

    Executive Officer of Qorval, LLC, a financial and business restructuring firm, which he founded in 2003. From 2004 through June 2005, Mr. Malone served as Vice Chairman, President and Chief Executive Officer of Brown Jordan International, Inc., a manufacturer of retail and contract furnishings. He was Chairman of the Board from 1996 to 2004 and Chief Executive Officer from 1997 to 2004 of HMI Industries, Inc., a producer of cleaners for residential and commercial use and other industrial manufactured products. From 2000 to 2003 Mr. Malone was a Managing Director of Bridge Associates LLC, which engaged in activities similar to those of Qorval. Mr. Malone also serves on the boards of Ametek, Inc. and Brown Jordan International, Inc. Prior to that, Mr. Malone held a variety of leadership roles from President and Chief Operating Officer of Purolator Products, Inc. from 1979 to 1990, Chairman and Chief Executive Officer of Aerospace Company from 1990 to 1993, and President and Chief Executive Officer of Anchor Glass Container Corp. from 1993 to 1996.


GORDON A. GRIFFITHS, Age 62
    Mr. Griffiths has served as Executive Vice President since 2002 and as President - Commercial Segment since our reorganization in October 2003. From April 2002 until October 2003 he served as President and Chief Executive Officer of our former commercial printing division. From 2000 until April 2002 Mr. Griffiths was Chief Executive Officer of Pareto Corporation, a Canadian knowledge services provider. He continues to serve as a director of Pareto Corporation. In 2000 Mr. Griffiths co-founded the Caxton Group, a marketing services agency, which became a public company in 2001. He was President of St. Joseph Corporation, Canada's largest privately owned printer, from 1997 until 2000.


MICHEL P. SALBAING, Age 59
    Mr. Salbaing has served as Senior Vice President - Finance, and Chief Financial Officer since 2000. From 1996 to 2000, Mr. Salbaing was with Quebecor World, the largest North American printer, where he held a number of positions including Chief Financial Officer of the overall corporation, President and Chief Executive Officer of Quebecor Printing Europe and Senior Vice President and Chief Financial Officer of Quebecor World North America. Before 1996 Mr. Salbaing held various senior financial positions with three large Canadian manufacturing firms and spent eight years with Ernst & Young, LLP. Mr. Salbaing is a member of the Canadian Institute of Chartered Accountants.

ALLEN C. CONWAY, SR., Age 47
    Mr. Conway has served as Executive Vice President and President of our resale segment since September 2004. Mr. Conway has served Cenveo and its predecessor companies for over 26 years, including as Vice President of our Printxcel division from 2000 to 2003 and Executive Vice President of our resale segment from 2003 until September 2004 when he became President of our resale segment.


BRIAN P. HAIRSTON, Age 47
    Brian Hairston, age 47, has been Vice President - Human Resources since August 2002. From 2001 through August 2002 he was a human resources consultant for a variety of firms. From 1999 to 2001 he was senior Vice President - Human

    Resources for Kellogg Corporation, a cereal producer. From 1997 to 1999 he served as Vice President - Human Resources for Citigroup, a financial institution.

WILLIAM W. HUFFMAN, JR., Age 56
    Mr. Huffman has been Vice President - Corporate Controller since 2000. From 1999 to 2000 he was Vice President - Chief Financial Officer of our commercial printing division. In 1997 and 1998 he was a financial consultant. Mr. Huffman began his career with the accounting firm of Coopers & Lybrand and is a certified public accountant.

D. ROBERT MEYER, JR., Age 48
    Mr. Meyer has been Vice President - Treasurer since 1998. From 1994 to 1998 Mr. Meyer was a partner in the tax department of the accounting firm of Deloitte & Touche LLP. Mr. Meyer is a licensed attorney, certified public accountant and certified financial planner.

MATTHEW H. MITCHELL, Age 40
    Mr. Mitchell has been Vice President - Chief Information Officer since December 2003. From 1996 to November 2003 he served as Vice President - Information Services with Aramark Educational Resources, Inc., an educational service provider.

KEITH T. PRATT, Age 58
    Mr. Pratt has been Vice President - Purchasing and Supply Chain Management since 1998. From 1994 to 1998 Mr. Pratt was Vice President of Material Sourcing and Logistics of Ply Gem Industries, a subsidiary of Nortek, Inc., a building products manufacturer.

WAYNE M. WOLBERG, Age 55
    Mr. Wolberg has been Vice President - General Auditor since 2001. From 2000 to 2001 he served as Vice President - Finance of AT&T Broadband. Mr. Wolberg was Vice President and General Auditor of MediaOne from 1996 to 2000. He is a certified management accountant.


MARK L. ZOELLER, Age 45
    Mr. Zoeller has been Vice President - General Counsel since January 2003, and became Chief Legal Officer in 2005. He joined Cenveo in 1997 as corporate counsel, served as Assistant General Counsel from 2000 to 2001 and was Vice President - Corporate Development from 2001 until January 2003. He is a licensed attorney.


                       COMPENSATION OF EXECUTIVE OFFICERS


      The following table presents information concerning all compensation received for all services rendered during 2004, 2003 and 2002 by Paul V. Reilly, our retired Chief Executive Officer and President in 2004, the four other most highly compensated executive officers in 2004 who were serving as executive officers at December 31, 2004, and Mr. Hart who served as President of our resale segment until his retirement from that position on September 1, 2004. Mr. Davis left the company in July 2005.


SUMMARY COMPENSATION TABLE


                                                  Annual Compensation                           Long-Term Compensation
                                         ------------------------------------   ---------------------------------------------------
                                                                                                    Securities
   Name and Principal                                           Other Annual      Restricted        Underlying         All Other
        Position              Year      Salary      Bonus(1)    Compensation     Stock Awards     Options Granted     Compensation
-------------------------   --------   --------    ---------   --------------   --------------   -----------------   --------------

Paul V. Reilly, President     2004     $641,192    $      0         (2)           $372,000(3)         275,000           $     0
and Chief Executive           2003      618,077           0         (2)                  0             90,000                 0
Officer                       2002      579,231     192,000         (2)                  0                  0                 0

Gordon A. Griffiths           2004     $393,269    $      0         (2)           $124,000(3)         105,000           $     0
Executive Vice President      2003      375,000           0         (2)                  0             33,750            27,665(4)
and President -               2002      271,176(5)   75,000         (2)            142,500(6)          85,000             9,881(7)
Commercial Segment

Michel P. Salbaing            2004     $360,962    $      0         (2)           $ 93,000(3)          80,000           $     0
Senior Vice President         2003      349,038           0         (2)                  0             25,875                 0
and Chief Financial           2002      325,692      75,000         (2)                  0                  0                 0
Officer

Herbert H. Davis III          2004     $349,692    $      0         (2)           $ 93,000(3)          80,000           $     0
Senior Vice President -       2003      336,750           0         (2)                  0             25,875                 0
Corporate Development         2002      313,750      75,000         (2)                  0                  0                 0
and Chief Legal
Officer

Allen C. Conway               2004     $299,022    $      0         (2)              $   0             21,000           $     0
Executive Vice                2003      254,241      72,677         (2)                  0             10,000                 0
President and                 2002      246,330     110,250         (2)                  0                  0                 0
President -
Resale Segment

Robert A. Hart (8)            2004     $362,423    $      0         (2)              $   0             83,188           $     0
Former Senior Vice            2003      349,038           0         (2)                  0             33,750            33,805(9)
President and President       2002      325,691      75,000         (2)                  0                  0            25,000(10)
- Resale Segment

-------------
(1) Bonus amounts are shown for the year earned and are paid in the following year.

(2) None of the named executive officers has received perquisites the value of which exceeded the lesser of either $50,000 or 10% of his total salary and bonus. Perquisites paid include contributions to each person's 401(k) account, tax services, life insurance, the allowance received under our executive perquisite and benefits expense reimbursement plan described on page 31 and car allowance.

(3) Reflects a grant of restricted stock under our long-term equity incentive plan described on page 26, based on the closing price of our common stock as quoted on the New York Stock Exchange on December 31, 2004 ($3.10 per share). These shares will vest on May 1, 2009.

(4) Reflects club dues of $13,665 and relocation expenses of $14,000.

(5) $209,133.50 of this amount was paid to Gordon Group Enterprises as a consulting fee. Mr. Griffiths is the sole owner of Gordon Group Enterprises.

(6) Reflects the grant of performance accelerated restricted stock under our long-term equity incentive plan described on page 26, based on the closing sale price of our common stock as quoted on the New York Stock Exchange on December 31, 2002 ($2.50 per share). None of these shares has vested.

(7) Reflects relocation expenses.

(8) Mr. Hart has served as Special Assistant to the Chairman since September 1, 2004.

(9) Reflects club dues of $2,616 and loan forgiveness of $31,189. The loan to Mr. Hart is described on page 25.

(10) Reflects loan forgiveness for the loan to Mr. Hart described on page 25.

EXECUTIVE AGREEMENTS

      AGREEMENTS WITH PAUL V. REILLY. On January 6, 2005, Cenveo entered into an employment and separation agreement and general release with Paul V. Reilly when Paul V. Reilly announced his resignation as Chairman, President and Chief Executive Officer of Cenveo. The board accepted Paul V. Reilly's resignation as Chairman effective January 6, 2005. As a result of the agreement, Paul V. Reilly received the following payments and benefits:

     o    severance pay of $2,446,200;
     o two times his pro-rata 2005 target bonus under our cash bonus annual incentive plan described on page 31;
     o    24 months of premiums paid for medical and dental coverage; and
     o    outplacement and accounting assistance.

      These are generally the benefits Paul V. Reilly would have received if his employment was terminated without cause under his 2003 employment and executive severance agreement described above. However, as an incentive for Paul V. Reilly to remain in his position as President and Chief Executive Officer to assist in the transition to a successor, Paul V. Reilly received an amount equal to two times his pro-rata 2005 target bonus rather than one times his bonus provided in his 2003 agreement. Paul V. Reilly also granted Cenveo a general release and agreed to refrain from competing with Cenveo for two years following his actual termination date.

      AGREEMENTS WITH MR. MALONE. Effective as of June 22, 2005, we entered into a three-year employment agreement with Mr. Malone, which provides: an annual base salary of $850,000 and an annual incentive bonus opportunity; for 2005, a bonus equal to 100% of base salary will be paid on a pro-rated basis, irrespective of any performance goals; options to purchase 400,000 shares of our common stock at a price equal to the market price on the date of grant, which vest in monthly installments over the next four years; and a restricted stock award of 275,000 shares which vests on the three-year anniversary of Mr. Malone's Employment Date.

      If, prior to his one year anniversary, Mr. Malone's employment is terminated under certain circumstances which are not for "cause," he will receive a payment equal to one times his base salary and one times his target bonus. If his employment is so terminated after his first anniversary, Mr. Malone will receive two times his base salary and two times his target bonus. If Mr. Malone is terminated under certain circumstances relating to a change of control after the first anniversary of his employment, he will receive an additional payment equal to one year's salary and one year's target bonus. Mr. Malone would also be reimbursed for post-termination medical premiums and receive any salary or other benefits owed to him under various Cenveo employment benefit plans and programs. A copy of Mr. Malone's Employment Agreement as contained in our Current Report on Form 8-K, filed with the SEC on June 24, 2005.


     SEVERANCE AGREEMENTS. Cenveo has entered into severance agreements, triggered by a change in control, with Mr. Salbaing, Mr. Griffiths and Mr. Conway. These agreements provide that if the executive's employment is terminated in certain circumstances relating to a change of control, the executive will receive:


     o a payment equal to two years' base salary plus two years' target annual bonus plus the target bonus for the portion of the year completed before termination;
     o    reimbursement of post-termination medical and dental premiums; and
     o    reimbursement of up to $10,000 for outplacement services.


      These agreements include covenants from the executive not to compete with Cenveo for a period of two years after he leaves Cenveo.

     The following table sets forth the total severance that will become due to Mr. Malone under his employment agreement and to the other named executive officers under their severance agreements, in each case in the event of termination of their employment following a change of control during 2005:

----------------------------------------------------------------------
       NAME                    POSITION              TOTAL SEVERANCE
----------------------------------------------------------------------
James R. Malone     President, Chief Executive            $ [_]
                    Officer
----------------------------------------------------------------------
Michel P. Salbaing  Senior Vice President and             $ [_]
                             Chief Financial Officer
----------------------------------------------------------------------
Gordon A. Griffiths Executive Vice President and          $ [_]
                         President - Commercial Segment
----------------------------------------------------------------------
Allen C. Conway     Executive Vice President and          $ [_]
                           President - Resale Segment
----------------------------------------------------------------------
TOTAL                                                     $ [_]
----------------------------------------------------------------------



      INDEMNITY AGREEMENTS. Cenveo has entered into indemnity agreements with each executive officer which provide that Cenveo will indemnify the executives in lawsuits brought against any executive in his capacity as an officer of Cenveo.

      LOAN TO MR. SALBAING. During 2000 Cenveo loaned $100,000 to Mr. Salbaing to help him purchase a home in Colorado as part of his relocation. The loan bears interest at 5% and is due upon the earliest to occur of Mr. Salbaing's cessation of employment with Cenveo, his sale of certain real property located in Canada or the sale of Mr. Salbaing's home in Colorado.

      LOAN TO MR. HART. During 2000 Cenveo loaned $50,000 to Mr. Hart to assist him in his relocation to Colorado. The loan bore interest at 8%. Half of this loan was forgiven in 2002 and the remaining half was forgiven in 2003.

      In accordance with our corporate governance guidelines adopted in 2002, we no longer make loans to executive officers.

LONG-TERM EQUITY INCENTIVE PLAN

      In 2001 our stockholders adopted a long-term equity incentive plan which provides incentive compensation to key officers, employees, directors and consultants. This plan was amended by stockholders in 2004 to provide, among other things, that an aggregate of 7,450,000 shares of Cenveo's common stock may be granted under the plan. Our former stock option plans were merged into this plan in 2001 and no longer separately exist. However, options for 3,370,751 shares still outstanding under the old stock option plans continue to be governed by their grant agreements but are administered under this plan. Awards may be granted under this plan for:

     o    options for our common stock;
     o    stock appreciation rights based on our common stock;
     o    restricted shares of our common stock;
     o    restricted share units based on our common stock; and
     o    performance awards.

      The plan provides that:

     o no more than 1,500,000 shares may be issued in connection with free-standing stock appreciation rights;
     o    no more than 1,000,000 shares may be granted as restricted stock; and
     o no more than 750,000 shares may be granted as performance restricted stock or performance restricted units payable in stock.

      As of March 4, 2004, the number of shares that were outstanding was as follows with an additional 2,993,604 shares available for grant in the future:

     o    options for 6,774,186 shares;
     o    288,788 shares of restricted stock;
     o    658,172 shares of performance accelerated restricted stock; and
     o    750 shares of stock as performance awards.

      No stock appreciation rights or restricted share units have been granted under the plan. The charts beginning on page 29 show the stock options and restricted shares which were granted to the named executive officers in 2004. All awards of restricted shares or stock appreciation rights have a minimum vesting period of three years for time-based vesting or one year for performance-based vesting, except for grants of shares to directors in lieu of cash stipends or fees, which vest immediately.

      SHARES AVAILABLE FOR AWARDS UNDER THE PLAN. Shares subject to an award that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated remain available for awards under the plan. Shares issued under the plan may be either newly issued shares or shares which we have reacquired. Shares issued as substitute awards when we assume outstanding awards previously granted by a company which we acquire do not reduce the number of shares available for awards. The number of shares reserved for issuance can be increased only with the approval of holders of a majority of our outstanding shares.

      The plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations no single participant may generally receive options or stock appreciation rights in any calendar year that relate to more than $1 million. Finally, awards may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur, such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.

      ELIGIBILITY. Current and prospective officers, employees, directors and consultants of Cenveo or its subsidiaries or affiliates may be granted awards under the plan. As of March 4, 2005, approximately 306 individuals were eligible to participate in the plan.

      ADMINISTRATION. The plan is administered by our Compensation and Human Resources Committee. Awards to directors serving on the committee are determined and administered by the full board of directors. The committee may:

     o    select participants;
     o    determine the type and number of awards to be granted;
     o determine the exercise or purchase price, vesting periods and performance goals, if any;
     o    determine and later amend the terms and conditions of any award;
     o    interpret the rules relating to the plan; and
     o    otherwise administer the plan.

      STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee may also grant stock appreciation rights either with or without a related option. The committee determines the terms and individual vesting schedules for each grant including the exercise price that generally may not be less than the fair market value of a share of common stock on the date of the grant. All stock options have been granted at exercise prices equal to the fair market value of our stock at the date of grant. In 2004 all stock options granted to management proportionately vest over either a two-year period or a five-year period on the anniversary of the grant date, and all non-qualified stock options granted to directors vest six months following the grant date.

      RESTRICTED SHARES AND RESTRICTED SHARE UNITS. The committee may grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock with transfer restrictions. These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee. They may be forfeited by participants as specified by the committee in the award agreement. A participant who has received a grant of restricted shares will receive dividends and the right to vote those shares. Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met. Restricted stock granted to executives in 2004 will vest on the fifth anniversary of the grant date. Restricted stock granted to directors in 2004 vested six months after the date of grant.

      Each restricted share unit has a value equal to the fair market value of a share of our common stock on the date of grant. The committee determines the restrictions applicable to the restricted share units. A participant is credited with dividend equivalents on any vested restricted share units when dividends are paid to stockholders. Restricted share units generally may not be transferred, encumbered or disposed of unless the participant is continuously employed by Cenveo during the restricted period or until after the restrictive conditions are met.

      PERFORMANCE AWARDS. A performance award is a right that is denominated in cash or shares of common stock, and valued by the achievement of certain performance goals during performance periods as established by the committee. The plan specifies the types of goals the committee may consider when granting performance awards. The committee determines the form, time and type of payment. Performance awards may be forfeited when employment is terminated other than for death or total disability. A participant's rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

OTHER TERMS

      OTHER STOCK-BASED AWARDS. The committee may grant any other type of awards that are payable in or valued by our common stock. The committee determines the terms and conditions of these awards.

      CHANGE IN CONTROL. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately when Cenveo experiences a change in control.

      AMENDMENT AND TERMINATION. The board may amend or terminate the plan subject to applicable stockholder approval. The committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price than the cancelled options. The committee also may not adversely affect the rights of any award holder without the award holder's consent.

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief description of the federal income tax consequences generally arising for awards under the plan. Tax consequences to Cenveo and to participants receiving awards will vary with the type of award.

      EFFECTS ON PARTICIPANTS. Generally a participant will not recognize income, and Cenveo is not entitled to take a deduction, when an incentive stock option, a nonqualified option, a stock appreciation right or a restricted share award is granted. A participant generally will not have taxable income when he exercises an incentive stock option. When a participant exercises an option other than an incentive stock option, he must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise.

      If a participant sells shares of common stock acquired from an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between the fair market value of the shares at the date of exercise and the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares.

      EFFECTS ON CENVEO. Cenveo generally may receive a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. Cenveo generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, Cenveo will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to selling the shares.

      Similarly, the exercise of a stock appreciation right will result in ordinary income on the value of the stock appreciation right to the participant at the time of exercise. Cenveo will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a stock appreciation right. When restricted stock is granted the participant will recognize ordinary income on the fair market value at the time shares of restricted stock become vested unless a participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the sale of any common stock acquired through the exercise of a stock appreciation right or restricted share award. For this purpose, the participant's basis in the common stock is generally its fair market value at the time the stock appreciation right is exercised or the restricted share becomes vested. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

      PERFORMANCE-BASED COMPENSATION. Section 162(m) of the Internal Revenue Code generally disallows a public company's tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as "performance-based compensation" is excluded from this $1 million deduction limit and therefore remains fully deductible by Cenveo. Cenveo intends that the following grants will qualify as "performance-based compensation" so that these awards will not be subject to the Section 162(m) deduction limitations:

     o    performance awards;
     o options granted with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant; and
     o options granted to employees that the committee expects to be named executive officers at the time a deduction arises.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The following table presents information concerning stock options granted to each of the named executive officers in 2004 under our long-term equity incentive plan and the potential realizable value for those stock options based on future appreciation assumptions:

                                                  Individual Grants
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Potential
                                                                                                               Realizable
                                                                                                            Value at Assumed
                                                                                                            Annual Rates of
                                       Number                                                                 Stock Price
                                   of Securities     Percent of Total                                         Appreciation
                                     Underlying        Options SARs         Exercise                       for Option Term (1)
                                    Options/SARs        Granted to            Price        Expiration      -------------------
            Name                       Granted       Employees in 2004      ($/Share)          Date          5%($)      10%($)
-------------------------          -------------     -----------------      ---------      ----------      -------     -------

Paul V. Reilly                       85,000(2)              3.96              4.06           02-05-11       72,673     420,998
                                    190,000(3)              8.86              3.28           08-03-11      253,705     591,240

Gordon A. Griffiths                  30,000(2)              1.40              4.06           02-05-11       49,585     115,554
                                     75,000(3)              3.50              3.28           08-03-11      100,146     233,384

Michel P. Salbaing                   30,000(2)              1.40              4.06           02-05-11       49,585     115,554
                                     50,000(3)              2.33              3.28           08-03-11       66,765     155,590

Herbert H. Davis                     30,000(2)              1.40              4.06           02-05-11       49,585     115,554
                                     50,000(3)              2.33              3.28           08-03-11       66,765     155,590

Allen C. Conway                      11,000(2)              0.51              4.06           02-05-11       18,181      42,370
                                     10,000(3)              0.47              3.28           08-03-11       13,353      31,118

Robert C. Hart                       30,000(2)              1.40              4.06           02-05-11       49,585     115,554
                                     53,188(3)              2.48              3.28           08-03-11       71,021     165,510

-------------
(1) Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually from the date of grant until the end of the term. The values are calculated based on rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the price of our common stock and the timing of exercises.

(2) Granted in February, 2004 under the 2001 Long-Term Equity Incentive Plan. These options vest in equal increments over a two-year period.

(3) Granted in August, 2004 under the 2001 Long-Term Equity Incentive Plan, as amended. These options vest in equal increments over a five-year period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
YEAR-END OPTION/SAR VALUES

      The following table contains information concerning the exercise of stock options (exercised and unexercised) during the last completed fiscal year by the executive officers named in the Summary Compensation Table, as well as information concerning the number and value of unexercised options. The value of options is calculated using the difference between the option exercise price and $3.10 (representing the year-end price of Cenveo' common stock) multiplied by the number of shares underlying the option.

                                                                        Number of Securities                 Value of
                                                                       Underlying Unexercised        Unexercised in-the-Money
                                Number of           $ Value         Options/SARs at 12-31-04 (#)    Options at 12-31-04 ($) (1)
                             Shares Acquired     Received Upon      ----------------------------    ----------------------------
           Name                on Exercise          Exercise        Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------    ---------------     -------------      -----------    -------------    -----------    -------------

Paul V. Reilly                      0                  -              928,925         479,407         $72,540         $28,207
Gordon A. Griffiths                 0                  -               56,497         167,253          21,147          10,578
Michel P. Salbaing                  0                  -              112,247         138,628          16,212           8,110
Herbert H. Davis                    0                  -               68,248         122,627          16,213           8,109
Allen C. Conway                     0                  -                    0          11,000           6,266           3,134
Robert C. Hart                      0                  -              133,497         143,441          21,147          10,578

(1)Based on the closing price per share of Cenveo stock as quoted on the New York Stock Exchange on December 31, 2004 ($3.10 per share).

LONG-TERM INCENTIVE PLAN AWARDS

      The following table presents information about awards of restricted stock to each of the named executive officers in 2004 under our long-term equity incentive plan described beginning on page 26. These shares vest on May 1, 2009.

                                                                PERFORMANCE OR
                          NUMBER OF SHARES OF                 OTHER PERIOD UNTIL
         NAME              RESTRICTED STOCK                        MATURATION
--------------------------------------------------------------------------------
Paul V. Reilly...........        120,000                            05-01-09
Gordon A. Griffiths......         40,000                            05-01-09
Michel P. Salbaing.......         30,000                            05-01-09
Herbert H. Davis.........         30,000                            05-01-09
Allen C. Conway..........           0                                 --
Robert C. Hart...........           0                                 --

EXECUTIVE PERQUISITE AND BENEFITS EXPENSE REIMBURSEMENT PLAN

      Effective April 2004 we adopted an executive perquisite and benefits expense reimbursement plan for our executive officers. Eligible executives may receive reimbursement for certain perquisites and benefits including medical expenses, supplemental life insurance, financial counseling, airline clubs, health clubs or golf club dues. The Chairman and Chief Executive Officer may be reimbursed a maximum of $13,000 annually and the other eligible executives may be reimbursed a maximum of $8,000 annually. In addition, each executive receives a car allowance of $12,000 per year payable in 26 equal installments.

CASH BONUS ANNUAL INCENTIVE PLAN

      We have a cash bonus annual incentive plan which provides bonus compensation to our executives and other key employees. The bonus plan is designed to promote achievement of our financial goals by making a portion of each participant's compensation depend on his achievement of goals established by the board and individual performance objectives. Participants must be employed on the date the incentive payments are paid before they can receive any payment under the bonus plan. The report on executive compensation beginning on page 33 further describes the cash bonus plan for 2004.

EQUITY COMPENSATION PLAN INFORMATION

      The following table contains information as of December 31, 2004 concerning (1) the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights issued under all of our existing equity compensation plans, (2) the weighted average exercise price of those options, warrants and rights, and (3) the number of securities remaining available for future issuance under those plans. All of our equity compensation plans have been approved by our stockholders.

                                     (A)               (B)               (C)
                                                                     NUMBER OF
                                                                     SECURITIES
                                                                     REMAINING
                                                                     AVAILABLE
                                                                     FOR FUTURE
                                                                      ISSUANCE
                                                                        UNDER
                                  NUMBER OF         WEIGHTED           EQUITY
                                SECURITIES TO        AVERAGE        COMPENSATION
                                BE ISSUED UPON      EXERCISE           PLANS
                                  EXERCISE OF       PRICE OF         (EXCLUDING
                                  OUTSTANDING      OUTSTANDING       SECURITIES
                                    OPTIONS,        OPTIONS,          REFLECTED
                                  WARRANTS AND      WARRANTS          IN COLUMN
        PLAN CATEGORY                RIGHTS        AND RIGHTS            (A))
--------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders.....           0         N/A                 0
Equity compensation plans
approved by security holders.....   6,991,375        $5.55           3,042,315
                                   -----------      -------         -----------
Total............................   6,991,375        $5.55           3,042,315
                                   -----------      -------         -----------
                                   -----------      -------         -----------


OTHER BENEFIT PLANS

      We do not provide any defined benefit or actuarial plan that is payable upon retirement to the named executive officers. The named executive officers may participate in other benefit plans available to all employees, two of which are described below.

      401(K) SAVINGS RETIREMENT PLANS. We adopted a 401(k) savings and retirement plan in 1994 for non-union employees. United States based, union-free employees of Cenveo and affiliated companies who are classified as an employee expected to work a minimum of 1,000 hours per year are eligible to participate in the plan. For 2004 a participant could contribute to the plan up to the lesser of $13,000 or 50% of his compensation. A maximum of $205,000 is considered for purposes of plan contributions. Contributions are not included in the participant's current taxable income. During 2004 Cenveo made a matching contribution to participant accounts equal to 50% of the participant's contributions, up to a maximum of 6% of the participant's compensation.

      We also sponsor a 401(k) savings and retirement plan for union employees. Collective bargaining agreements determine eligibility for participation and the amount of employer match.

      PLAN ASSETS ARE HELD IN TRUST. A plan participant can direct the investment of his contributions and the matching contributions into one of twelve mutual funds and other investment vehicles, one of which is Cenveo common stock. Participant contributions to the plan are always fully vested. Cenveo contributions vest at a rate of 20% for each year of service completed by the participant. Generally, a participant's vested plan benefit is distributable upon his retirement, disability, death or other separation from employment. On August 1, 2004 our former employee stock ownership plan was merged into our 401(k) plan.

      KEY EMPLOYEE SHARE OPTION PLAN. We adopted a key employee share option plan in 1997 for executive officers and other key employees. Under the plan, participants receive options to purchase shares in regulated investment companies from Cenveo at exercise prices set by the administering committee. This plan was amended in 2002 to "freeze" both participation and future contributions to the plan. Participants with balances at December 31, 2002, maintain their accounts and distributions to them will continue to be allowed at retirement, disability, death or other termination from employment. Account balances are held in trust and are invested in various mutual funds.

                 REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:

      The report of the Compensation and Human Resources Committee for 2004 includes our activities related to compensation review and recommendations for the Chief Executive Officer and the other executive officers named on pages 20 through 22. In 2004 the committee engaged an independent compensation consultant to conduct a comprehensive assessment of our overall executive compensation program to ensure that our compensation levels are reasonable, appropriate and competitive. The committee adopted a balanced executive compensation program after reviewing the market data and recommendations prepared by our outside consultant. The committee intends to continue to regularly evaluate the impact of the executive compensation program on the performance of the executives and Cenveo and will make changes it believes are necessary to assist in our success.

COMPENSATION PHILOSOPHY

      Our executive compensation policies are designed to:

     o link executive compensation with our annual and long-term performance goals;
     o    attract and retain a highly qualified and motivated management team;
     o    reward individual performance; and
     o emphasize long-term stock incentives that will encourage our executive officers to maintain their focus on long-term stockholder interests.

      The committee implements these policies through the balanced executive compensation program which includes:

     o setting average base salaries for our executives at the 50th percentile for salaries given to executives in similar positions with similar experience;
     o providing average annual "pay-for-performance" bonus incentive opportunities with a target at the 55th percentile; and
     o providing incentives under our long-term incentive plan at the 50th percentile.

      The committee has generally designed its policies to compensate our executives at the 50th percentile when compared to counterparts at organizations similar in size in general industry and our lines of business including, but not limited to, those companies listed in Cenveo's peer group index in the performance chart on page 38. Executives have an opportunity to receive payment above the 50th percentile for above average performance.

COMPONENTS OF COMPENSATION

      The committee sets total compensation for each executive officer at competitive levels related to companies of similar type and size based on the study and recommendations provided by our independent compensation consultant. Executive compensation packages include salary, participation in the cash bonus annual incentive plan discussed on page 31 and equity awards under the long-term incentive plan discussed on page 31. To attract and retain talented executives who will focus on the implementation of Cenveo's strategic plan, our executive officers also received the severance agreements described on page 25 and participation in the executive perquisite and benefits expense reimbursement plan described on page 31. The committee typically sets our executive officers' compensation in the first quarter of each year.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation's Chief Executive Officer and to the four other most highly paid executive officers. However, this statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The committee believes it is in Cenveo's best interest to try to satisfy the requirements of Section 162(m) by structuring performance-based compensation for executive officers to satisfy the statute's requirements, such as grants of stock options and cash bonus incentive plan payments. However, the committee also recognizes the need to remain flexible when making compensation decisions so that Cenveo may meet its overall objectives, even if it may not meet the statute's standards and Cenveo may not be able to deduct all of the compensation. Accordingly, the board and the committee have expressly kept the right to award non-deductible compensation when appropriate. Because of uncertainties as to the interpretation of Section 162(m) and related regulations, in spite of Cenveo's efforts, it is not certain that compensation intended by Cenveo to satisfy the deductibility requirements under Section 162(m) will in fact satisfy those requirements.

      BASE SALARY. The committee reviews our executives' salaries each year and fixes base salaries with appropriate performance requirements at levels at or around the mid-point for amounts paid to senior executives with similar qualifications, experience and responsibilities at similar companies. The base salaries also take into account the individual's performance, experience within the industry and with Cenveo and its predecessors, and the executive's support of Cenveo's values. Our Chairman and Chief Executive Officer submits salary recommendations each year to the committee for all other officers. In determining the salary to be paid, the committee considers individual performance, financial and operating performance compared to Cenveo's internal operating plan and external benchmarking data, as well as whether management has reached certain long-term and short-term strategic goals.

      CASH BONUS ANNUAL INCENTIVE COMPENSATION. We offer bonus incentive compensation to officers and other employees under our cash bonus annual incentive plan described on page 31, to be paid after the end of a fiscal year. Incentive compensation is usually paid as a percentage of each executive's base salary and is based on how well an executive meets corporate financial goals and individual performance goals established by the committee. The committee sets minimum, target and maximum goals at the beginning of each year by examining Cenveo's past performance, identifying future objectives and evaluating our ability to achieve corporate goals in light of economic conditions. The weighting of the goals for officers varies from year to year based on our strategic business plan.

      The bonus opportunity for our named executive officers for 2004 was based 70% on Cenveo achieving a specific target consolidated corporate financial measure, earnings before interest, taxes, depreciation and amortization (EBITDA) and 30% on achieving other measures directly related to our long-term strategy, such as employee satisfaction and safety, productivity and customer satisfaction. No incentive cash bonus was paid to any executive for 2004 performance because the minimum consolidated corporate financial goals were not reached.

      Payment of bonuses for 2005 will be based 75% on achieving corporate financial measures and 25% on achieving other measures directly related to our long-term strategy, such as employee satisfaction and safety, productivity, customer satisfaction and financial forecasting. For 2005 a named executive may potentially earn a cash bonus ranging from 50% to 100% of his salary. The committee believes this level of potential award strikes the right balance between incentive and reward without offering undue incentives to management to make short-term decisions that could be harmful for Cenveo's long-term performance.

      LONG-TERM EQUITY INCENTIVE PLAN. The committee believes that the long-term interests of stockholders and our key employees, including officers and directors, are more closely linked when key employees are given the opportunity to own our common stock. This provides incentives to reach Cenveo's long-term goals and is an important instrument for retaining key employees. The amount of stock options and restricted stock granted to any executive is generally tied to level of responsibility, position, salary, individual performance, Cenveo's financial performance and competitive practices. In addition, the committee considers Cenveo's average three-year grant run-rate to determine the size of the pool for grants. Management recommends to the committee those executives to whom grants of stock options or restricted shares should be granted and the number of options or restricted shares to be granted to them. The committee solely determines the awards for our Chief Executive Officer.

      In 2004 the committee granted restricted stock and options to purchase common stock to our named executive officers under our long-term equity incentive plan in allocations of approximately 50% options and 50% restricted stock. The approximate combined value for these grants ranged from 100% to 110% of an executive's salary, according to the values estimated by our independent consultants based on our stock price at the time of each grant, for the named executives other than the Chief Executive Officer. The restricted stock granted to the named executive officers in 2004 will vest in five years on May 1, 2009. There is no incremental vesting of these shares.

      In order to keep our executives' interests linked to that of our stockholders by motivating executives to remain focused on Cenveo's long-term performance, the committee also implemented mandatory executive stock ownership requirements ranging from one to five-times base salary, depending on their position. Further details are described on page 19.

      EMPLOYMENT AGREEMENTS. The committee believes that the selective use of employment, severance and change in control agreements provides continuity in leadership which benefits Cenveo's stockholders and employees. Such agreements also allow our executives to focus exclusively on financial and operational issues affecting our business and create an incentive for executives to perform in a manner that will contribute to stockholder value and future growth. Accordingly, we have entered into agreements with the named executive officers which are described on pages 24 through 25.

      OTHER ANNUAL COMPENSATION. Cenveo makes certain matching contributions to our 401(k) plan described on page 32 on behalf of participants which include executive officers. Our health and insurance plans are the same for all union-free employees. Our executives also receive a car allowance and reimbursement for certain expenses under our executive perquisite and benefits allowance reimbursement plan described on page 30. Benefits and perquisites are targeted to be at the low end of the competitive range to provide reasonable levels of security but so as to not emphasize this compensation component.

RETIRED CHIEF EXECUTIVE OFFICER COMPENSATION

      Based upon the compensation assessment conducted by the committee's outside consultants, the committee increased Paul V. Reilly's salary 3.74% to $641,192 in 2004 from $618,077 in 2003. Paul V. Reilly did not receive a bonus for 2004 because the minimum consolidated corporate financial goals were not reached. Paul V. Reilly's long-term incentive compensation package for 2004 included options for 275,000 shares of common stock and 120,000 shares of restricted stock, the value of which together represented approximately 200% of his salary at May 1, 2004, according to the values estimated by our independent consultants based on our stock price at the time of grant. Options for 85,000 shares were granted in February 2004 which vest 50% in 2005 and 50% in 2006. Options for 190,000 shares were granted in August 2004 which become exercisable in 20% increments on each of the next five anniversaries of the grant date and the restricted stock vests in five years on May 1, 2009.

      Paul V. Reilly total compensation for 2004, including the estimated value of the grants of options and restricted stock, was established on the basis of a comparison to other Chief Executive Officers with comparable qualifications, experience and responsibilities at comparable companies. Consistent with our executive compensation philosophy, a significant portion of Paul V. Reilly's total compensation package consisted of long-term incentive compensation.

      On January 6, 2005, Paul V. Reilly announced his resignation as Chairman, President and Chief Executive Officer of Cenveo, although he continued to serve as President and Chief Executive Officer until April 30, 2005 to assist in the transition to a successor. Paul V. Reilly received a pro-rata bonus for 2005 equal to a third of the full amount based on the number of months he served as President and Chief Executive Officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     On June 22, 2005, we entered into the employment agreement with Mr. Malone described on pages 24 through 25. The compensation package offered to Mr. Malone, consisting of base salary, bonus opportunity and long-term incentive compensation, was based on consideration of the recommendations of the committee's independent compensation consultants, Mr. Malone's professional experience and track record of performance, as well as the company's particular circumstances. In keeping with our overall philosophy, a significant portion of Mr. Malone's total compensation package consists of long-term incentive compensation. Based on a study of chief executive officer compensation and recruitment practices of comparable companies conducted by our independent consultants, the committee determined that the compensation offered Mr. Malone, while above the 50th percentile typically targeted by the committee's compensation policy, was appropriate and in the best interests of the company and its stockholders. In particular, due to the circumstances surrounding Burton's call for a special meeting and our exploration of strategic alternatives, the committee determined that a severance arrangement should be tailored such that, if terminated in the first year of his employment, Mr. Malone would be entitled to less severance than might otherwise be payable to a chief executive officer in comparable circumstances.

CONCLUSION

      In summary, the committee believes that our policy of linking executive compensation to Cenveo's performance was met and that Cenveo's compensation levels properly reflect our philosophy. The committee believes that compensation for our executive officers has been competitive, appropriate and comparable to similarly situated companies. In addition, Cenveo's executive compensation programs and policies support our overall objective to enhance stockholder value through the profitable management of Cenveo's operations. The committee is firmly committed to the ongoing review and evaluation of Cenveo's executive compensation program.


                               RESPECTFULLY SUBMITTED:


                               Alister W. Reynolds (Chair)
                               Thomas E. Costello
                               David M. Olivier
                               Wellington E. Webb




                        FIVE-YEAR PERFORMANCE COMPARISON

      The following graph shows the performance of an initial investment of $100 in our common stock compared to equal investments in the S&P 500 Index and a peer group with companies similar to Cenveo (including Consolidated Graphics, Inc., Deluxe Corporation, R. R. Donnelley & Sons Company and Standard Register Company), weighted by market capitalization, over the five-year period beginning December 31, 1999 and ending December 31, 2004. The graph reflects reinvestment of all dividends paid.

      The total stockholder return shown on the graph below is not necessarily indicative of future returns on our common stock.

                        [TOTAL SHAREHOLDER RETURNS GRAPH]

                     TOTAL SHAREHOLDER RETURNS (IN DOLLARS)
---------------------------------------------------------------------------
                            1999    2000     2001    2002    2003     2004
                            ----    ----     ----    ----    ----     -----
Cenveo Incorporated....     100     31.94    30.37    18.52   34.15   22.96
S&P 500 Index..........     100    107.04   137.08   116.57  150.74  171.62
Peer Group.............     100     89.86    78.14    59.88   75.68   82.49

      This graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate the graph by reference therein.


                           INDEPENDENT PUBLIC AUDITORS

      The audit committee selected Ernst & Young, LLP as our independent auditors for 2005, which selection was ratified by stockholders at the last annual meeting.

FEES

      The following table shows the fees we paid to Ernst & Young in 2004 and 2003:


                                               2004             2003
                                               ----             ----
            Audit fees(1)                   $1,639,014        $946,807
            Audit-related fees(2)              104,400         167,000
            Tax fees(3)                         41,000          31,000
            Total                           $1,784,414      $1,144,807
                                            ----------      ----------
                                            ----------      ----------


      (1) For auditing our annual consolidated financial statements and accounting consultations during the audit and reviews of our interim financial statements in our reports filed with the Securities and Exchange Commission. In addition, these fees include the audit of our internal controls over financial reporting and management's assessment of these controls which totaled $801,351 in 2004.

      (2) For audits of our employee benefit plans, accounting and auditing consultation services and assistance with our debt offering in 2004.

      (3) For tax return review and preparation and tax advice and planning.

AUDITOR INDEPENDENCE

      The audit committee considered the effect that provision of the "Tax fees" fees" may have on the independence of Ernst & Young. These fees amounted to approximately 2.7% of our total fees paid to Ernst & Young in 2003 and approximately 2.3% of our total fees paid in 2004. The committee approved these services and determined that those non-audit services were compatible with maintaining the independence of Ernst & Young as our principal auditor. Ernst & Young provided the committee with the written disclosures required by Independence Standards board Standard No. 1 (independence discussions with audit committees), and the committee discussed with Ernst & Young their independence.


                                OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file. To our knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 2005, or written representations from certain reporting persons, we believe that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of our equity securities have been satisfied, except that (i) filings relating to a stock purchase by Robert G. Burton in May, 2005 and (ii) filings relating to stock purchase by Leonard C. Green in April, 2005, were not filed timely.


ANNUAL REPORT/ FINANCIAL MATERIALS

      Cenveo's 2004 Annual Report was distributed on or about March 11, 2005. The Annual report does not form any part of the material for the solicitation of proxies. Stockholders of record may request free copies of our financial materials (Annual Report, Form 10-K and Proxy Statement) from Cenveo, 8310 South Valley Highway, #400, Englewood, CO 80112, Attention: Corporate Secretary. These materials may also be accessed on our web site at www.cenveo.com.

CONTACT THE BOARD

      Stockholders may at any time direct questions to Ms. Rheney, the independent Chairman of the Board, by sending an e-mail to leaddirector@cenveo.com. All communications required by law or regulation to be relayed to the Board will be promptly delivered to the Chairman. The independent Chairman monitors these e-mail messages and facilitates an appropriate response.


                                    IMPORTANT


      YOUR VOTE AT THE SPECIAL MEETING IS ESPECIALLY IMPORTANT BECAUSE OF BURTON'S ATTEMPT TO TAKE CONTROL OF CENVEO AND ITS BOARD OF DIRECTORS. PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

      WE URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT MAY BE SENT TO YOU BY BURTON, EVEN AS A PROTEST VOTE AGAINST THEM. If you previously voted on a Burton white proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed GOLD proxy card. Only your latest dated proxy card will count. Please refer to "Questions & Answers - Voting" for a discussion of how to revoke your proxy.

      If the Cenveo shares you own are held in the name of a broker, bank, or other nominee, only it can sign a GOLD proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your Cenveo shares. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to our proxy solicitor, Innisfree M&A Incorporated, at the address indicated below so that it can attempt to ensure that your instructions are followed.

      If you have any questions about executing your proxy or require assistance, please contact:

                           Innisfree M&A Incorporated
                               501 Madison Avenue
                            New York, New York 10022
                   Stockholders Call Toll Free: (888) 750-5834
                 Banks and Brokers Call Collect: (212) 750-5833

                                                                      APPENDIX I



                INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED
              PARTICIPANTS IN THE COMPANY's SOLICITATION OF PROXIES


     The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, director nominees, officers and employees of Cenveo who, under SEC rules, may be deemed "participants" in our solicitation of proxies from its stockholders in connection with the special meeting.

DIRECTORS AND NOMINEES

      The principal occupations of our directors and director nominees who may be deemed participants in our solicitation are set forth under "Board of Directors" section of this proxy statement. The name and business addresses of the organizations of employment of our directors and director nominees are as follows:


     NAME                                    BUSINESS ADDRESS
     -------------------------        -----------------------------------
     Thomas E. Costello               *
     Paul F. Kocourek                 Booz Allen & Hamilton, Inc.
                                      101 California Street, Suite 3300
                                      San Francisco, CA 94111
     James R. Malone                  *
     Martin J. Maloney                Broadford & Maloney, Inc.
                                      Two Soundview Drive
                                      Greenwich, CT  06830
     David M. Olivier                 *
     Jerome W. Pickholz               *
     Alister W. Reynolds              *
     Susan O. Rheney                  *
     Wellington E. Webb               Webb Group International
                                      1660 Lincoln Street, Suite 2820
                                      Denver, CO 80264

-------------------
*  c/o Cenveo, Inc., 8310 South Valley Highway, #400, Englewood, Colorado 80112.

OFFICERS AND EMPLOYEES

      The principal occupations of our executive officers and other officers and employees who may be deemed "participants" in our solicitation of proxies are set forth below. Unless otherwise indicated, the principal occupation refers to such person's position with Cenveo, and the business address is Cenveo, Inc., 8310 South Valley Highway, #400, Englewood, Colorado 80112.

                                      A-I-1

     NAME                        PRINCIPAL OCCUPATION
     -----------------------     --------------------------------------------
     James R. Malone             President and Chief Executive Officer
     NAME                        PRINCIPAL OCCUPATION
     Gordon A. Griffiths         Executive Vice President and President -
                                 Commercial Segment
     Michel P. Salbaing          Senior Vice President and Chief Financial
                                 Officer
     Allen C. Conway             Executive Vice President and President -
                                 Resale Segment
     Brian P. Hairston           Vice President - Human Resources
     William W. Huffman, Jr.     Vice President - Corporate Controller
     D. Robert Meyer, Jr.        Vice President-Treasurer
     Matthew H. Mitchell         Vice President - Chief Information Officer
     Keith T. Pratt              Vice President - Purchasing and Supply Chain
                                 Management
     Wayne M. Wolberg            Vice President - General Auditor
     Mark L. Zoeller             Vice President - General Counsel and Chief
                                 Legal Officer


INFORMATION REGARDING OWNERSHIP OF CENVEO'S SECURITIES BY
PARTICIPANTS

      None of the persons listed above under "Directors and Nominees" and "Officers and Employees" owns any Cenveo securities of record but not beneficially. The number of shares of our common stock held by directors, director nominees and the named executive officers as of July 1, 2005, is set forth in the "Ownership of Voting Securities" section of this proxy statement. The number of shares of our common stock held by the other officers and employees listed above under "Officers and Employees" as of July 1, 2005 is set forth below.

                                      NUMBER OF       OPTIONS        PERCENTAGE
                                       SHARES        EXERCISABLE     OF SHARES
                                    BENEFICIALLY       WITHIN 60    BENEFICIALLY
NAME AND ADDRESS                       OWNED**           DAYS          OWNED
----------------------------------  ------------     -----------    ------------
James R. Malone...................    300,000          25,000            *
Gordon A. Griffiths...............    218,497          71,497            *
Michel Salbaing...................    224,433         127,247            *
Allen C. Conway...................     18,566          18,566            *
Brian P. Hairston.................     89,539          32,549            *
William W. Huffman................     71,741          39,166            *
D. Robert Meyer, Jr. .............    107,404          59,198            *
Matthew H. Mitchell...............     38,634           9,900            *
Keith T. Pratt....................     79,921          46,949            *
Wayne M. Wolberg..................     52,645          24,265            *
Mark Zoeller......................    111,604          65,850            *
-------------
*     Less than 1%.


                                      A-I-2

** Includes shares that may be acquired within 60 days through the exercise of stock options. The number of these exercisable shares is listed in the adjacent column.

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES BY
PARTICIPANTS


      The following table sets forth purchases and sales during the twenty-four months following July 1, 2003 of shares of our common stock by the persons listed above under "Directors and Nominees" and "Officers and Employees." Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

                                               NO. OF SHARES
                                                 OF COMMON
                                                 STOCK, OR
                                                OPTIONS TO
                                                ACQUIRE SUCH
                                                   STOCK,
                                                ACQUIRED OR
        NAME                      DATE         (DISPOSED OF)        NOTE
------------------------------  --------      ---------------       ----
DIRECTORS AND NOMINEES
Thomas E. Costello............   4/29/04           5,000            (1)
                                 4/29/04           2,487            (3)
                                 4/27/05           1,333            (3)
Paul F. Kocourek..............   4/27/05           1,333            (3)
James R. Malone...............   6/27/05         275,000            (3)
                                 6/27/05         400,000            (1)
Martin J. Maloney.............   4/29/04           5,000            (1)
                                 4/29/04           2,487            (3)
                                 4/27/05           1,333            (3)
David Olivier.................   4/29/04           5,000            (1)
                                 4/29/04           2,487            (3)
                                 4/27/05           1,333            (3)
Jerome W. Pickholz............   4/29/04           5,000            (1)
                                 4/29/04           2,487            (3)
                                 5/21/04           2,487            (3)
                                 4/27/05           1,333            (3)
Alister Reynolds..............   4/29/04           5,000            (1)
                                 4/29/04           2,487            (3)
                                 4/27/05           1,333            (3)
                                 4/29/04           5,000            (1)
                                 4/29/04           2,487            (3)
Susan Rheney..................   4/27/05           1,333            (3)
Wellington Webb...............   4/27/05           1,333            (3)


                                      A-I-3

                                               NO. OF SHARES
                                                 OF COMMON
                                                 STOCK, OR
                                                OPTIONS TO
                                                ACQUIRE SUCH
                                                   STOCK,
                                                ACQUIRED OR
        NAME                      DATE         (DISPOSED OF)        NOTE
------------------------------  --------      ---------------       ----
OFFICERS AND EMPLOYEES
Gordon A. Griffiths...........   2/5/04           33,750            (1)
                                 8/3/04           22,122            (1)
                                 8/3/04           52,878            (1)
                                 8/3/04           40,000            (3)
                                3/14/05           50,000            (4)
Michel P. Salbaing............   2/5/04           30,000            (1)
                                 8/3/04           10,000            (1)
                                 8/3/04           40,000            (1)
                                 8/3/04           30,000            (3)
                                6/21/04            2,059            (5)
Allen C. Conway...............   2/5/04           10,000            (1)
                                 8/3/04           10,000            (1)
                                 5/3/05           10,000            (2)
                                 5/3/05            5,500            (2)
                                 5/3/05            6,400            (2)
                                 5/3/05             (400)           (4)
                                 5/3/05          (13,500)           (4)
                                 5/3/05           (8,000)           (4)
Brian P. Hairston.............   2/5/04           13,500            (1)
                                 8/3/04           29,022            (1)
                                 8/3/04           19,925            (3)
                                6/21/05            8,760            (5)
William W. Huffman, Jr........   2/5/04           10,000            (1)
                                 8/3/04            2,206            (1)
                                 8/3/04            8,827            (1)
                                 8/3/04            7,575            (3)
D. Robert Meyer, Jr...........   2/5/04           13,000            (1)
                                 8/3/04            3,587            (1)
                                 8/3/04           14,348            (1)
                                 8/3/04           12,313            (3)
                                6/21/05             (415)           (6)
Matthew H. Mitchell...........  2/17/04           25,000            (4)
                                6/21/05            3,734            (5)
Keith T. Pratt................   2/5/04            9,000            (1)
                                 8/3/04            1,837            (1)
                                 8/3/04            7,348            (1)
                                 8/3/04            6,306            (3)
                                6/21/05              667            (5)
Wayne M. Wolberg..............   2/5/04           11,000            (1)
                                5/25/04           (5,000)           (4)


                                      A-I-4

                                               NO. OF SHARES
                                                 OF COMMON
                                                 STOCK, OR
                                                OPTIONS TO
                                                ACQUIRE SUCH
                                                   STOCK,
                                                ACQUIRED OR
        NAME                      DATE         (DISPOSED OF)        NOTE
------------------------------  --------      ---------------       ----

                                 8/3/04           10,326            (1)
                                 8/3/04           (4,000)           (4)
                                11/9/04           (3,400)           (4)
                               11/10/04           (3,000)           (4)
                               11/12/04          (18,600)           (4)
                               11/16/04           (4,300)           (4)
                               12/15/04            7,090            (3)
                                2/28/05            3,400            (4)
                                 5/4/05            6,750            (2)
                                 5/4/05            5,500            (2)
                                6/21/05            8,481            (5)
Mark L. Zoeller...............   2/5/04           12,000            (1)
                                 8/3/04            3,424            (1)
                                 8/3/04           13,696            (1)
                                 8/3/04           11,754            (3)



(1)     Grant of stock option.

(2)     Exercise of stock option.

(3)     Stock grant.

(4)     Open market purchase or (sale).

(5) The aggregate number of shares acquired, as of the date indicated, that were acquired through periodic employee contributions and/or the Company's periodic matching or other contributions under the Company's 401(k) plan.

(6) The aggregate number of shares disposed of, as of the date indicated, that were disposed of through periodic employee dispositions under the Company's 401(k) plan.


MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS


      Except as described in this Appendix I or otherwise disclosed in this proxy statement, to the best of our knowledge, no "associates" of the persons listed above under "Directors and Nominees" and "Officers and Employees" beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of Cenveo or any of its subsidiaries. Furthermore, except as described in this Appendix I or otherwise disclosed in this proxy statement, to the best of our knowledge, no such person or any of his or her affiliates


                                      A-I-5
or associates is either a party to any transaction or series of similar transactions since December 31, 2003, or any currently proposed transaction or series of similar transactions (i) to which we or any of our subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000 and (iii) in which such person, affiliate or associate had or will have a direct or indirect material interest.



      To the best of our knowledge, except as described in this Appendix I or otherwise disclosed in this proxy statement, no person listed above under "Directors and Nominees" and "Officers and Employees" or any of his or her associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with Cenveo or our affiliates or (ii) any future transactions to which Cenveo or any of our affiliates will or may be a party. Except as described in this Appendix I or otherwise disclosed in this proxy statement, to the best of our knowledge, there are no contracts, arrangements or understandings by any of the persons listed under "Directors and Nominees" and "Officers and Employees" within the past year with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix I or otherwise disclosed in this proxy statement, to the best of our knowledge, no persons listed under "Directors and Nominees" and "Officers and Employees" has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the special meeting of Cenveo stockholders (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).


                                      A-I-6

                                                                         ANNEX A

                          PROPOSED AMENDMENTS TO BYLAWS

PROPOSAL 1

      Following is the text to the amendment to Cenveo's bylaws set forth in Proposal 1:


      "Delete Section 3.1 of Cenveo's bylaws in its entirety and replace it with the following:


      "Section 3.1. Number; Qualifications. The number of directors shall be as fixed in such a manner as may be determined by the vote of not less than a majority of the directors then in office or by the shareholders, but shall not be less than one. The directors shall be elected at the annual meeting of the stockholders, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. A director need not be a stockholder of the corporation. A majority of the directors may elect from its members a Chairman, who shall also serve as Chairman of any annual or special meeting of the stockholders. The Chairman, if any, shall hold this office until his successor shall have been elected and qualified"."


PROPOSAL 2

      Following is the text to the amendment to Cenveo's bylaws set forth in Proposal 2:


      "Delete Section 3.2 of Cenveo's bylaws in its entirety and replace it with the following:


       "Section 3.2.  Reserved"."

                 PRELIMINARY PROXY MATERIAL, DATED JULY 12, 2005
                              SUBJECT TO COMPLETION

                                 GOLD PROXY CARD

                           [PROXY CARD - FRONT SIDE]

                                  CENVEO, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

      THIS PROXY IS SOLICITED ON BEHALF OF THE CENVEO'S BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 14, 2005.


      The undersigned hereby appoints Susan O. Rheney, James R. Malone and Mark
L. Zoeller, and each of them, as proxies, acting jointly and severally and with full power of substitution, for and in the name of the undersigned to vote all shares of common stock of Cenveo, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Wednesday, September 14, 2005, at [__], local time, at [________], or at any adjournments or postponements of the meeting, as directed, upon the matters set forth in the Cenveo Proxy Statement and upon such other matters as may properly come before the Special Meeting.


      Signing, dating and returning Cenveo's proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.


      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED WITH REGARD TO A PROPOSAL, AND THE PROXY IS SIGNED AND RETURNED, THEN THE PROXY WILL BE VOTED AGAINST APPROVAL OF PROPOSALS 1 THROUGH 5 AND FOR THE CURRENT DIRECTORS OF CENVEO, WHO ARE OUR NOMINEES FOR PURPOSES OF PROPOSAL 6, AND IN THE DISCRETION OF THE PROXIES THE PROXY WILL BE VOTED ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                           [PROXY CARD - REVERSE SIDE]

             Please mark votes as in this sample: [X]

YOUR BOARD OF  DIRECTORS  RECOMMENDS A VOTE  "AGAINST"  PROPOSALS 1 THROUGH 5

1.    Amendment of Bylaws to Permit Stockholders to Set Board of Directors Size

             AGAINST                  FOR                  ABSTAIN

               [ ]                    [ ]                     [ ]


2.    Repeal of Bylaws Requiring Vacancies to be Filled By Remaining Directors

             AGAINST                  FOR                  ABSTAIN


               [ ]                    [ ]                     [ ]

3.    Removal Without Cause of All Persons Currently Serving As Directors of
      Cenveo:

      Thomas E. Costello -   Director
      Paul F. Kocourek -     Director
      James R. Malone -      Director, President, Chief Executive Officer
      Martin J. Maloney -    Director
      David M. Olivier -     Director
      Jerome W. Pickholz -   Director
      Alister R. Reynolds -  Director
      Susan O. Rheney -      Director, Chairman of the Board
      Wellington E. Webb -   Director


             AGAINST                  FOR                  ABSTAIN

               [ ]                    [ ]                     [ ]


4. In the Event That Proposal 1 Passes, Set Board Of Directors Size to Seven Directors

             AGAINST                  FOR                  ABSTAIN

               [ ]                    [ ]                     [ ]

5.    Repeal of Bylaw Amendments Passed Following April 17, 2005

             AGAINST                  FOR                  ABSTAIN

               [ ]                    [ ]                     [ ]

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" OUR NOMINEES IN PROPOSAL 6

6. In the Event That Proposal 3 Is Passed, Election of the Following Director Nominees of Cenveo:

      Nominees are:  1. Thomas E. Costello
                     2. Paul F. Kocourek
                     3. James R. Malone
                     4. Martin J. Maloney
                     5. David M. Oliver
                     6. Jerome W. Pickholz
                     7. Alister R. Reynolds
                     8. Susan O. Rheney
                     9. Wellington E. Webb

               -------------------------------------------------------
                         FOR                 WITHHOLD AUTHORITY
                    all nominees          to vote for all nominees
               -------------------------------------------------------
               -------------------------------------------------------

                        [ ]                         [ ]
               -------------------------------------------------------

     Instruction: To withhold authority to vote for any individual nominee(s), write that nominee name in the space provided below:

     -----------------------------

                                     * * * *


Date:             , 2005
     --------- --

Signature:                            Signature:
           ----------------------               ----------------------

Title(s): __________________

NOTE: Please sign exactly as name or names appear on this proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

                        - PLEASE DETACH HERE AND RETURN -

      If you have any questions about our proxy solicitation or need additional information about the Cenveo stockholder meeting, please call Innisfree M&A Incorporated at the phone numbers listed below.

                                     [LOGO]

                         501 Madison Avenue, 20th Floor
                               New York, NY 10022

                   STOCKHOLDERS CALL TOLL-FREE, (888) 750-5834

                 BANKS AND BROKERS CALL COLLECT: (888) 750-5833

                           YOUR VOTE IS VERY IMPORTANT

             PLEASE SIGN, DATE AND RETURN THIS GOLD PROXY CARD TODAY
                            IN THE ENVELOPE PROVIDED,
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.